Execution Copy
Exhibit 4.10
ORION ENERGY SYSTEMS, INC.
NOTE PURCHASE AGREEMENT
August 3, 2007

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SCHEDULE 1	Investors
SCHEDULE 2	Key Employees

EXHIBIT A	Form of Convertible Note
EXHIBIT B	Form of Amended and Restated Investors’ Rights Agreement
EXHIBIT C	Form of Amended and Restated Offer and Co-Sale Agreement
EXHIBIT D	Form of Proprietary Information Agreement
EXHIBIT E	Form of Opinion of Foley & Lardner LLP
EXHIBIT F	Form of Lock-up Agreement
Schedule of Exceptions

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ORION ENERGY SYSTEMS, INC.
NOTE PURCHASE AGREEMENT
     THIS NOTE PURCHASE AGREEMENT (the “Agreement”) is made as of the 3rd day of August, 2007, by and among Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), and the investors identified on the attached Schedule 1 (the “Investors”).
     In consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties agree as follows.
     1. Purchase and Sale of Note.
     1.1 Sale and Issuance of Subordinated Convertible Promissory Notes.
     (a) Prior to the Closing the Company shall authorize (i) the sale and issuance to each of the Investors of a Subordinated Convertible Promissory Note in the form attached hereto as Exhibit A (each a “Note” and together the “Notes”) in the amount set forth for such Investor on Schedule 1 (the “Purchase Price”) and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Notes (the “Conversion Shares”) (together, the Notes and the Conversion Shares are referred to as the “Securities”). The Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Company’s Amended and Restated Articles of Incorporation dated July 31, 2006 (the “Articles of Incorporation”).
     (b) Subject to the terms and conditions of this Agreement, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investors at the Closing, the Notes for the Purchase Price.
     1.2 Closing. The purchase and sale of the Notes (the “Closing”) shall take place at the offices of Foley & Lardner LLP, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 A.M. (local time), on August 3, 2007, or at such other time and place as the Company and Investors agree upon orally or in writing (the “Closing Date”). At the Closing, the Company shall deliver to each Investor the duly executed Note that such Investor is purchasing against payment of the Purchase Price therefor by wire transfer to an account designated by Company prior to the Closing Date.
     1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Notes for general corporate purposes, including additional working capital to support the expansion of the Company’s national account and electrical contractor customer relationships, manufacturing and distribution capabilities, research and development initiatives and sales and marketing force, and to enhance the Company’s liquidity and reduce dependence on obtaining additional debt financing.

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     2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to the Investors, specifically identifying the relevant Section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:
     2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in active status under the laws of the State of Wisconsin. Each of Great Lakes Energy Technologies, LLC, Clean Energy Solutions, LLC and Energy Capital Partners, LLC (collectively, the “Subsidiaries” and, together with the Company, the “Company Parties”) is a limited liability company or corporation duly organized, validly existing and in good standing under the laws of Wisconsin. Each of the Company Parties has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted and to carry out the transactions contemplated by the Agreement and the Ancillary Agreements. Each of the Company Parties is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its assets, properties, financial condition, operating results, prospects or business as currently conducted and as proposed to be conducted by the Company Parties, taken as a whole (a “Material Adverse Effect”).
     2.2 Existing Capitalization and Voting Rights of the Company.
     (a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:
     (i) Preferred Stock. 20,000,000 shares of Cumulative Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of which (i) 4,000,000 shares are designated Series B Preferred Stock (the “Series B Preferred Stock”), of which 2,989,830 are issued and outstanding, and (ii) 2,000,000 shares are designated Series C Senior Convertible Preferred Stock (the “Series C Preferred Stock”), of which 1,818,182 are issued and outstanding. The rights, privileges and preferences of the Series B Preferred Stock and Series C Preferred Stock are as stated in the Articles of Incorporation.
     (ii) Common Stock. 80,000,000 shares of Common Stock, no par value (the “Common Stock”), of which 12,086,237 shares are issued and outstanding.
     (b) The outstanding shares of Common Stock and Preferred Stock are owned by the shareholders of record and in the amounts specified in the Schedule of Exceptions.
     (c) The outstanding shares of Common Stock and Preferred Stock are duly and validly authorized and issued, fully paid and nonassessable except to the extent provided in Section 180.0622 of the Wisconsin Statutes (hereinafter,

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“Nonassessable”), and were issued in accordance with the registration or qualification provisions of the applicable federal and state securities laws of the United States and any relevant state securities laws, or pursuant to valid exemptions therefrom.
     (d) Except for (i) the rights provided in Section 2.4 of that certain Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), (ii) an aggregate of 5,345,577 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted or to be granted pursuant to the Company’s 2003 Stock Option Plan and 2004 Equity Incentive Plan (the “Incentive Plans”), and (iii) 794,390 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants to purchase the Company’s Common Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event, except as may be provided by the terms of the Incentive Plans.
     2.3 Subsidiaries. The Company is the sole legal and beneficial owner of the entire issued share capital of each of the Subsidiaries. Other than the Subsidiaries, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.
     2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Notes, the Investors’ Rights Agreement, and that certain Amended and Restated First Offer and Co-Sale Agreement in the form attached hereto as Exhibit C (the “First Offer and Co-Sale Agreement”) (together with the Investors’ Rights Agreement, the “Ancillary Agreements”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities being sold hereunder has been taken or will be taken prior to or at the Closing, and this Agreement, the Notes, and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c)

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to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.
     2.5 Valid Issuance of Notes and Common Stock. The Securities being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and Nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Notes, will be duly and validly issued, fully paid, and Nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.
     2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the execution, delivery and performance by the Company of this Agreement, the Notes and the Ancillary Agreements or the offer, issuance and sale of the Securities, or the consummation of the transactions contemplated by this Agreement and the Notes, except (a) such filings as have been made prior to the date hereof, and (b) such other post-closing filings as may be required, each of which will be filed with the proper authority by the Company in a timely manner.
     2.7 Offering. Subject in part to the truth and accuracy of Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement, and the issuance of the Conversion Shares in accordance with the terms of the Notes, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws. Neither the Company, nor any authorized agent acting on behalf of the Company, will take any action hereafter that would cause the loss of such exemptions.
     2.8 Compliance with Law. The Company is (and has been at all times during the past five (5) years) in compliance with all applicable statutes, laws and regulations. The Company has not been charged with and, to Company’s knowledge, is not now under investigation with respect to, a violation of any applicable statutes, laws and regulations.
     2.9 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against any of the Company Parties that questions the validity of this Agreement, the Notes or any Ancillary Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might have, either individually or in the aggregate, a Material Adverse Effect, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the employees of any

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of the Company Parties, their use in connection with each of the Company Parties’ business of any information or techniques allegedly proprietary to any of their respective former employers, or their obligations under any agreements with prior employers. None of the Company Parties is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as set forth on the Schedule of Exceptions, there is no action, suit or proceeding by any of the Company Parties currently pending or that any of the Company Parties intends to initiate.
     2.10 Patents and Trademarks. To the best of the Company’s knowledge, each of the Company Parties has sufficient title and ownership, or sufficient rights to the use, of all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without, to the Company’s knowledge, any conflict with, or violation or infringement of the rights of others, including, without limitation, any of the Company Parties’ present or former employees or the former or other employers of all such persons. The Schedule of Exceptions contains a complete list of patents and pending patent applications and registrations and applications for trademarks, copyrights and domain names of each of the Company Parties. Except as set forth on the Schedule of Exceptions, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 2.10, nor are any of the Company Parties bound by or a party to any options, licenses, agreements or warranties of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of the Company. Except as set forth on the Schedule of Exceptions, none of the Company Parties has received any communications in writing alleging that a Company Party has violated, or by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, and the Company is not aware of any potential basis for such an allegation or of any reason to believe that such an allegation may be forthcoming. The Company is not aware that any of its or either of the Subsidiaries’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company and its Subsidiaries or that would conflict with the Company’s and the Subsidiaries’ business as now conducted and as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as proposed, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. The

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Company is not subject to any “open source” or “copyleft” obligations, or otherwise required (now or in the future) to make any public disclosure or general availability of source code either used or developed by, the Company.
     2.11 Compliance with Other Instruments; No Conflicts. None of the Company Parties is in violation of any provision of its respective articles of incorporation or bylaws or comparable governing documents, or in any material respect in violation or default of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or of any provision of any federal, state or local statute, rule or regulation applicable to any of the Company Parties. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of any of the Company Parties or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to any of the Company Parties, their business or operations or any of their assets or properties.
     2.12 Certain Contracts and Arrangements. Except as set forth in this Agreement, the Ancillary Agreements or as set forth in the Schedule of Exceptions, none of the Company Parties is a party or subject to or bound by:
     (a) any contract, agreement or understanding entered into in the ordinary course of business involving a potential commitment, obligation or payment by or to such Company Party in excess of $200,000;
     (b) any (i) contract, agreement or understanding (other than contracts, agreements or understandings entered into in the ordinary course of business) or (ii) instrument, judgment, order, writ or decree; in each case involving a potential commitment, obligation or payment by or to such Company Party in excess of $100,000;
     (c) any material license of any patent, copyright, trade secret or other proprietary right to or from such Company Party (other than the license to such Company Party of standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or intellectual property offering of any of the Company Parties);
     (d) provisions materially restricting the development, manufacture or distribution of such Company Parties’ products or services;
     (e) indemnification by such Company Party with respect to infringements of proprietary rights;
     (f) any indenture, mortgage, promissory note, loan agreement, or guaranty;

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     (g) any employment contracts, noncompetition agreements, severance agreements or other agreements with present or former officers, directors, employees or shareholders of such Company Party or persons related to or affiliated with such persons;
     (h) any stock redemption or purchase agreements or other agreements affecting or relating to the capital stock of such Company Party;
     (i) any benefit plan relating to the employees of such Company Party, including pension, profit sharing, other deferred compensation plan or arrangement, bonus, retirement, health insurance, severance or stock option plans;
     (j) any joint venture or partnership agreement;
     (k) any manufacturer, development or supply agreement involving a potential commitment, obligation or payment by or to such Company Party in excess of $100,000; or
     (l) any acquisition, merger or similar agreement.
     All contracts, agreements, leases and instruments set forth on the Schedule of Exceptions are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the knowledge of the Company, of the other parties, and are enforceable in accordance with their respective terms.
     2.13 Related-Party Transactions. No employee, officer, director or shareholder of any of the Company Parties owning two percent (2%) or more of the total outstanding equity of any of the Company Parties (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to any of the Company Parties, nor is any of the Company Parties indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (a) for payment of salary for services previously rendered in the ordinary course of business, (b) as reimbursement for reasonable expenses incurred on behalf of such Company Party in the ordinary course of business, (c) for other standard employee benefits made generally available to all employees (not including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company), or (d) such other employee benefits as may be provided for in any written employment agreement or other written instrument. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which any of the Company Parties is affiliated or with which any of the Company Parties has a business relationship, or any firm or corporation that competes with any of the Company Parties, except that employees, officers, directors or shareholders of each of the Company Parties and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company Parties. No Related Party or member of their immediate family is directly or indirectly interested in any material contract with

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any of the Company Parties. The terms of any transaction with a Related Party (including, without limitation, transactions between the Company and each of the Subsidiaries) are on arms’ length for any purpose, as reasonably determined based on professional advice, and have been approved by the Company or the Subsidiary, as the case may be, in accordance with applicable laws, rules and regulations. No terms of such transactions would reasonably be expected to result in a Material Adverse Effect.
     2.14 Permits. Each of the Company Parties has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now conducted and as proposed to be conducted, the lack of which could have a Material Adverse Effect. None of the Company Parties is in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
     2.15 Safety Laws. None of the Company Parties is in violation of any applicable statute, law or regulation relating to the occupational health and safety, which violation would have a Material Adverse Effect and no material expenditures are or, to the Company’s knowledge, will be required in order to comply with any such existing statute, law or regulation.
     2.16 Environmental Matters.
     (a) The Company Parties have complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to best of the Company’s knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any federal, state or local court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each a “Governmental Entity”) that would be reasonably expected to have a Material Adverse Effect, and no expenditures that would be reasonably expected to have a Material Adverse Effect are, or to the Company’s knowledge will be, required to comply with any existing statute, law or regulation relating to any Environmental Law involving the Company Parties. For purposes of this Agreement, “Environmental Law” shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and

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(viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).
     (b) There are no past or present Environmental Claims, actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as defined below), that would reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, (i) “Materials of Environmental Concern” shall mean chemicals; pollutants; contaminants; wastes; toxic or hazardous substances, materials and wastes; petroleum and petroleum products; asbestos and asbestos-containing materials; polychlorinated biphenyls; lead and lead-based paints and materials; and radon; and (ii) “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging actual or potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties arising from or relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern, now or in the past, (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, or (C) the liability of any Company Party for any violation, or alleged violation, of any Environmental Law by any person or entity (whether contractual, by operation of law or otherwise).
     (c) Except in accordance with applicable Environmental Law, and so as not to give rise to an Environmental Claim that would reasonably be expected to have a Material Adverse Effect, (i) Materials of Environmental Concern have not been generated, used, treated or stored on, transported to or from, or released on, at or from, any past or present facilities, properties or operations of any of the Company Parties and (ii) Materials of Environmental Concern have not been disposed of on any past or present facilities, properties or operations of any of the Company Parties.
     (d) Except as set forth in the Schedule of Exceptions, none of the Company Parties is a party to or bound by any court order, administrative order, consent order or other agreement between any such Company Party and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law that would reasonably be expected to have a Material Adverse Effect.
     (e) Set forth in the Schedule of Exceptions is a list of all documents known to the Company (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or

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previously owned or operated by the Company Parties (whether conducted by or on behalf of such Company Parties or a third party, and whether done at the initiative of such Company Parties or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which any of the Company Parties has possession of or access to. A complete and accurate copy of each such document has been provided to or made available to the Purchasers.
     2.17 Manufacturing, Marketing and Development Rights. The Company has not granted rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products.
     2.18 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.
     2.19 Corporate Documents. The Articles of Incorporation and bylaws of the Company are in the form previously provided to counsel for each Investor.
     2.20 Title to Property and Assets. Each of the Company Parties owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair such Company Parties’ ownership or use of such property or assets. With respect to the property and assets it leases, each of the Company Parties is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.
     2.21 Financial Statements. The Company has delivered to each Investor (a) its audited consolidated financial statements (balance sheet and income and cash flow statements, including notes thereto) at March 31, 2007 and 2006 and for the fiscal years then ended, and (b) interim, unaudited financial statements as of May 31, 2007 (the “Financial Statements”). The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company and the Subsidiaries on a consolidated basis as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2007 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, and which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company maintains a standard system of accounting established and administered in accordance with GAAP.
     2.22 Changes. Since March 31, 2007, there has not been:

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     (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not had a Material Adverse Effect;
     (b) any damage, destruction or loss, whether or not covered by insurance, of any material asset of the Company Parties;
     (c) any waiver by any of the Company Parties of a valuable right or of a material debt owed to it;
     (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by any of the Company Parties, except in the ordinary course of business and that has not had a Material Adverse Effect;
     (e) any material change or amendment to a material contract;
     (f) any material change in any compensation arrangement or agreement with any employee, officer or director;
     (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
     (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer or key employee of the Company;
     (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
     (j) any mortgage, pledge, transfer of a security interest in, or lien, created by any of the Company Parties, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair such Company Parties’ ownership or use of such property or assets;
     (k) any loans or guarantees made by any of the Company Parties to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
     (l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company, except to the extent specifically contemplated by this Agreement;

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     (m) to the Company’s knowledge, any other event or condition of any character that would be reasonably likely to have a Material Adverse Effect; or
     (n) any agreement or commitment by any of the Company Parties to do any of the things described in this Section 2.22.
     2.23 Employee Benefit Plans. None of the Company Parties has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.
     2.24 Tax. None of the Company Parties is currently liable for any tax (whether income tax, capital gains tax, or otherwise), and any taxes which were due in the past (if at all) have been timely paid by the Company. Each of the Company Parties has accurately prepared and timely effected and filed all necessary filings (including income and payroll tax returns and filings that it is required to file) and reports (the “Tax Reports”) with the appropriate tax authorities and has paid or made adequate provision for the payment of all amounts due pursuant to the Tax Reports as well as other taxes, assessments and governmental charges which have become due or payable. The Tax Reports are true and complete in all material respects and accurately reflect all liability for taxes for the periods covered thereby. None of the Company Parties’ tax returns have been audited by any taxing authority and none of the Company Parties has been advised that any of such Tax Reports have been or are being so audited. Each of the Company Parties has withheld or collected for each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom and has timely paid the same to the proper tax receiving officers or authorized depositories. None of the Company Parties has notice that any tax return or report is under examination by any governmental entity.
     2.25 Insurance. Each of the Company Parties has adequate insurance, with financially sound and reputable insurers, with respect to its properties, business and operations that are of a character customarily insured by entities engaged in the same or a similar business similarly situated, against loss or damage of the kinds customarily insured against by such entities, which insurance is of such types as are customarily carried under similar circumstances by such other entities.
     2.26 Minute Books. The minute books of each of the Company Parties provided to the Investors contain a complete summary of all meetings of directors and shareholders since January 1, 2005 and reflect all transactions referred to in such minutes accurately in all material respects.
     2.27 Labor Agreements and Actions. None of the Company Parties is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of any of the Company Parties. There is no strike or other labor dispute involving any of the Company Parties pending, or to the Company’s knowledge, threatened, that could have a Material Adverse Effect,

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nor is the Company aware of any labor organization activity involving the employees of any of the Company Parties. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with any of the Company Parties, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of each of the Company Parties is terminable at the will of such Company Party. To the Company’s knowledge, each of the Company Parties has complied in all material respects with all applicable federal, state and provincial equal employment opportunity and other laws related to employment. None of the Company Parties is subject to, and none of their employees benefit from, any collective bargaining agreement by way of any applicable employment laws and regulations and extension orders. All employees of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have executed and delivered Propriety Information and Intellectual Property Agreements in the form of Exhibit D (“Proprietary Information Agreements”) and all of such agreements are in full force and effect. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation any organizational drive) or, to the best of the Company’s knowledge, threatened.
     2.28 Significant Customers and Suppliers. Section 2.28 of the Schedule of Exceptions sets forth a list of (a) each customer that accounted for more than one percent (1%) of the consolidated revenues of the Company during the last full fiscal year or the interim period through May 31, 2007 and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture or deliver products or perform services will result in a loss to the Company or any Subsidiary upon completion of performance. No purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.
     2.29 Inventory. All inventory of the Company and the Subsidiaries, whether or not reflected on the Financial Statements, consists of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Financial Statements. All inventories not written-off have been priced at cost on a first-in, first out basis. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not excessive in the present circumstances of the Company and the Subsidiaries.
     2.30 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Financial Statements are valid receivables subject to no setoffs or counterclaims and are current and collectible (within ninety (90) days after the

16

date on which it first became due and payable), net of the applicable reserve for bad debts on the Financial Statements. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since March 31, 2007 are valid receivables subject to no setoffs or counterclaims and are collectible (within ninety (90) days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Financial Statements.
     2.31 Product Warranty. No product manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (a) the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which are set forth in Section 2.31 of the Schedule of Exceptions and (b) manufacturers’ warranties for which neither the Company nor any Subsidiary has any liability. Section 2.31 of the Schedule of Exceptions sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.
     2.32 Indebtedness. The Company has no Indebtedness other than the Notes and Senior Indebtedness. The Company has provided to the Investors true and complete copies of all documents related to any indebtedness of the Company.
     2.33 Margin Regulations. No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).
     2.34 Investment Company. The Company is not subject to regulation under the Investment Company Act of 1940, as amended.
     2.35 Disclosure. The Company has provided each Investor with all information that such Investor has requested for deciding whether to purchase the Note. This Agreement, including all Exhibits and Schedules hereto, and together with the written plans, projections, and estimates provided to the Investors in connection with the transactions contemplated by this Agreement (the “Additional Materials”), when read together, do not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a Material Adverse Effect, which has not been disclosed in the Schedule of Exceptions. Each projection furnished in the Additional Materials was prepared in good faith based on reasonable assumptions and reflects the Company’s best estimate of future results based on information available as of the date of such Additional Materials.

17

     3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:
     3.1 Authorization. Such Investor has requisite corporate or partnership power and authority to enter into this Agreement and the Ancillary Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal, state or provincial securities laws.
     3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Securities will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
     3.3 Disclosure of Information. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.
     3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Securities.
     3.5 Accredited Investor. The Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect and understands the meaning of that term.
     3.6 Restricted Securities. Each Investor understands that the Securities have not been, and shall not be (except to the extent provided in the Investors’ Rights Agreement), registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s

18

representations as expressed herein. Each Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Each Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors’ Rights Agreement. Each Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation (except to the extent provided in the Investors’ Rights Agreement) and may not be able to satisfy.
     3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities to any person or entity other than to an affiliate of such Investor unless and until:
     (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
     (b) Such Investor shall have (i) notified the Company of the proposed disposition and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
     (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse in each case so long as the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder or to any other entity which controls, is controlled by or is under common control with such Investor.
     3.8 Legends. It is understood that the certificates evidencing the Securities may bear one (1) or more of the following legends:
     (a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated except pursuant to an effective registration statement in effect with

19

respect to the securities under the Act or unless sold pursuant to Rule 144 of such Act or pursuant to any other exemption under such Act.”
     (b) Any legend set forth in the Ancillary Agreements.
     (c) Any legend required by the Blue Sky laws of any state or the securities laws of any province to the extent such laws are applicable to the Securities represented by the certificate so legended.
     3.9 Exculpation Among Investors . Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.
     4. Conditions of Investors’ Obligations at Closing.
     4.1 Closing Conditions. The obligations of each Investor under Sections 1.1(b) and 1.2 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions. The waiver of any condition hereunder shall be effective only if given in writing by the Investors purchasing a majority of the Notes:
     (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as if made on and as of such date (except where otherwise specifically provided in such representations).
     (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.
     (c) Compliance Certificate. The President of the Company shall deliver to Investor at the Closing a certificate stating that the conditions specified in this Section 4.1 have been fulfilled.
     (d) Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities being issued and sold at the Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing.
     (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

20

     (f) Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Securities, including without limitation any consent that may be required by any of the Company’s lenders in connection with the payment of interest as required by the Notes.
     (g) Secretary’s Certificate. The Secretary of the Company shall deliver to each Investor at the Closing a certificate stating that the copies of the Articles of Incorporation, bylaws and Board of Director resolutions relating to the sale of the Securities attached thereto are true and complete copies of such documents and resolutions.
     (h) Certificates and Documents. The Company shall have delivered to the Investors:
     (i) The Articles of Incorporation;
     (ii) Consent of the Company’s lenders to the sale of the Notes and the payments of interest provided thereunder; and
     (iii) A certificate, as of the most recent practicable date, as to the active corporate status of the Company Parties issued by the Department of Financial Institutions of the State of Wisconsin.
     (i) Proprietary Information Agreements. Each of the officers and employees of the Company listed on Schedule 2 hereto shall have entered into a Proprietary Information Agreement substantially in the form attached hereto as Exhibit D.
     (j) Opinion of Company Counsel. Investor shall have received from Foley & Lardner LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit E.
     (k) Investors’ Rights Agreement. The Company and each other party thereto shall have entered into the Investors’ Rights Agreement.
     (l) First Offer and Co-Sale Agreement. The Company and each other party thereto shall each have entered into the First Offer and Co-Sale Agreement.
     (m) Waiver of Preemptive Rights. The Company shall have delivered to the Investors a written waiver from each of the shareholders of the Company, if any, who has preemptive rights, by which such shareholder confirms that such shareholder waives any rights of preemption, over allotment or participation with respect to the issuance of the Securities.

21

     5. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:
     5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing.
     5.2 Payment of Purchase Price. The Investors shall have delivered the Purchase Price pursuant to Section 1.2 hereof.
     5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.
     5.4 Consents, etc. The Company shall have secured all permits, consents and authorizations that shall be necessary or required lawfully to consummate this Agreement and to issue the Securities.
     5.5 Investors’ Rights Agreement. The Investors shall have entered into the Investors’ Rights Agreement.
     5.6 First Offer and Co-Sale Agreement. The Investors and each other party thereto (other than the Company) shall each have entered into the First Offer and Co-Sale Agreement.
     5.7 Waiver of Series C Investors. Clean Technology Fund II, LP (“ECP”), Capvest Venture Fund, LP, and Technology Transformation Fund II, LP (the “Series C Investors”) shall have delivered to the Company a consent and waiver, in a form reasonably satisfactory to the parties, by which the Series C Investors waive any rights arising under the Articles of Incorporation or any other agreement or instrument to which the Company and the Series C Investors are parties to object to or assert any rights with respect to the transactions contemplated by this Agreement.
     5.8 Lock-up Agreements. Investors shall have delivered to the Company duly executed Lock-up Agreements in the form attached as Exhibit F .
     6. Miscellaneous.
     6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
     6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities).

22

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing by holders of a majority of the Notes purchased pursuant to this Agreement, with the exception of assignments and transfers by an Investor to any other entity or individual who controls, is controlled by or is under common control with such Investor or any entity that is managed by the same joint management company as such Investor or any entity that is the general partner or limited partner of such Investor.
     6.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.
     6.4 Exclusive Jurisdiction. Each of the parties hereto (a) consents to submit itself exclusively to the personal jurisdiction of the United States District Court for the Southern District of New York in the event any dispute arises out of this Agreement, the Note, the Amended and Restated Investment Rights Agreement and/or the Amended and Restated First Offer and Co-Sale Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement in any court other than the United States District Court for the Southern District of New York.
     6.5 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
     6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     6.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or

23

facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.7).
     6.8 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
     6.9 Indemnification. The Company agrees (a) to indemnify and hold harmless the Investors, their affiliates and their respective directors, officers, employees, agents and controlling persons (each, an “Indemnified Person”), from and against any losses, claims, demands, damages or liabilities of any kind (other than losses which arise solely out of market risk) (collectively, “Liabilities”) arising out of or related to this Agreement or the Ancillary Agreements, and/or the investment in the Company, and (b) to reimburse each Indemnified Person for all reasonable expenses (including, but not limited to, reasonable fees and disbursements of counsel) incurred by such Indemnified Person in connection with investigating, preparing, responding to or defending any investigative, administrative, judicial or regulatory action or proceeding in any jurisdiction related to or arising out of such activities, services, transactions or role, whether or not in connection with pending or threatened litigation to which any Indemnified Person is a party, in each case as such expenses are incurred or paid; provided, that the foregoing indemnification shall not, as to any Indemnified Person, apply to any such Liabilities or expenses to the extent that they are finally judicially determined to have resulted primarily from such Indemnified Person’s gross negligence or willful misconduct.
     6.10 Expenses. Each party shall pay its own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement; provided, that the Company shall, at the Closing, (a) reimburse the reasonable and actual out-of-pocket legal, technical and other professional fees and expenses incurred by GE Capital Equity Investments, Inc. (“GE”) in connection with the transactions contemplated hereby, up to a total amount of $40,000, and (b) reimburse the reasonable and actual out-of-pocket legal, technical, and other professional fees and expenses incurred by ECP in connection with the transactions contemplated hereby, up to a total amount of $15,000.
     6.11 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a

24

particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors purchasing or holding at least a majority of the total indebtedness represented by the Notes to be purchased or purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company. Notwithstanding the foregoing, no investment amount initially set forth on Schedule A may be changed without the consent of such Investor.
     6.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
     6.14 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.
     6.15 Public Announcements. Except for statements made or press releases (a) required to be issued pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, (b) required to be issued pursuant to any listing agreement with or the rules and regulations of any national securities exchange or automated quotation system on which the Company’s capital stock is listed or quoted, or (c) otherwise required by law, no party shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties. If the Company is required to make any disclosure under applicable law that refers to GE or any of its affiliates, the Company will provide prior written notice of such disclosure (together with the proposed text of such disclosure) to GE, and the disclosure made by the Company will reflect any comments provided to the Company by GE.
     6.16 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be binding as original.

25

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY

ORION ENERGY SYSTEMS, INC.

By:	/s/ Neal R. Verfuerth
Name: Neal R. Verfuerth Title: President

Address: Neal R. Verfuerth, President Orion Energy Systems, Inc. 1204 Pilgrim Road Plymouth, WI 53073

With copies to:

General Counsel Orion Energy Systems, Inc. 1204 Pilgrim Road Plymouth, WI 53073; and

Foley & Lardner LLP 150 East Gilman Street Madison, WI 53703 Attention: Carl R. Kugler
Signature Page to Note Purchase
Agreement for Orion Energy Systems, Inc.

INVESTOR:

CLEAN TECHNOLOGY FUND II, LP

By:	Expansion Capital Partners II, LP, its General Partner

By:	Expansion Capital Partners II General Partner, LLC, its General Partner

By:	/s/ Bernardo H. Llovera
Name: Bernardo H. Llovera Title: Managing Member

Address: Expansion Capital Partners 90 Park Avenue, Suite 1700 New York, NY 10016

With copies to:

Covington & Burling LLP 1201 Pennsylvania Avenue NW Washington, DC 20004 Fax: (202) 662-6291 Attention: Paul V. Rogers
Signature Page to Note Purchase
Agreement for Orion Energy Systems, Inc.

INVESTOR:

GE CAPITAL EQUITY INVESTMENTS, INC.

By:	/s/ Michael Donnelly
Name: Michael Donnelly Title: Senior Vice President

Address: 201 Merritt 7 P.O. Box 5201 Norwalk, CT 06851 Fax:

With copies to:

King & Spalding LLP 1180 Peachtree Street Atlanta, GA 30309 Fax: (404) 572-5133 Attention: William G. Roche
Signature Page to Note Purchase
Agreement for Orion Energy Systems, Inc.

INVESTOR:

CAPVEST VENTURE FUND, LP

By:	/s/

By:

Name: Title:

Address:

With copies to:

Signature Page to Note Purchase
Agreement for Orion Energy Systems, Inc.

INVESTOR:

TECHNOLOGY TRANSFORMATION VENTURE FUND, LP

By:	/s/

By:

Name: Title:

Address:

With copies to:

Signature Page to Note Purchase
Agreement for Orion Energy Systems, Inc.

SCHEDULE 1
INVESTORS

Investor	Note Amount
GE Capital Equity Investments, Inc.	$8,000,000

Clean Technology Fund II, L.P.	$2,500,000

CapVest Venture Fund, LP	$50,000

Technology Transformation Venture Fund, LP	$50,000

Total	$10,600,000

1-1

SCHEDULE 2
KEY EMPLOYEES
Neal Verfuerth
Mike Potts
Dan Waibel
Pat Verfuerth
John Scribante
Danny Czaja
Eric von Estorff

2-1

EXHIBIT A
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST OFFER AND CO-SALE AGREEMENT BY AND BETWEEN THE NOTE HOLDER, THE COMPANY AND CERTAIN HOLDERS OF NOTES AND/OR STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$	August ___, 2007
          ORION ENERGY SYSTEMS, INC., a Wisconsin corporation (the “Company”), the principal office of which is located at 1204 Pilgrim Road, Plymouth, Wisconsin 53073, for value received hereby promises to pay to                                          , a                                           (the “Holder”), the sum of $___, or such other amounts as shall then equal the outstanding principal amount hereof and any unpaid accrued interest hereon, as set forth below, which shall be due and payable on the Maturity Date. Payment for all amounts due hereunder shall be made in accordance with Section 2 hereof.
          The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:
     1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:
     (i) “Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation dated July 31, 2006.
     (ii) “Change in Control” means (a) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50.1% or more of the outstanding shares of either voting stock of Company or voting ownership interests of Company.
     (iii) “Common Stock” means the Company’s common stock.
     (iv) “Company” includes any corporation that, to the extent permitted by this Note, shall succeed to or assume the obligations of the Company under this Note.
     (v) “Existing Transaction Documents” means the Amended and Restated Investor Rights Agreement, the Amended and Restated Right of First Refusal and Co-Sale Agreement and the Note Purchase Agreement, in each case by and among the Company and the other parties a signatory thereto and dated effective as of August 3, 2007.
     (vi) “Holder” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.
     (vii) “Holders” means all of the holders of the Notes.
     (viii) “Independent Directors” means the members of the Board of Directors who are not employees of the Company and were not employees of the Company during the twenty-four (24) month period prior to the Original Issue Date.
     (ix) “Maturity Date” means the earliest to occur of (a) when declared due and payable by the Holder upon the occurrence of an Event of Default (as defined below), or (b) August 3, 2012.
     (x) “Notes” means each of the substantially identical Convertible Subordinated Promissory Notes sold pursuant to the Note Purchase Agreements.
     (xi) “Note Purchase Agreement” means that certain Note Purchase Agreement among the Company, GE Capital Equity Investments, Inc., Clean Technology Fund II, L.P., CapVest Venture Fund, LP, and Technology Transformation Venture Fund, LP dated August 3, 2007.
     (xii) “Original Issue Date” means the date on which this Note was first issued.
     (xiii) “QExit” means a merger or sale of at least a majority of the Company assets or stock resulting in consideration on a per share basis of a value, on or before August 3, 2009, of at least $11.23 per share, and after such date, of at least $13.47 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares).
     (xiv) “QIPO” means the closing of the sale of shares of Common Stock at a price to the public, on or before August 3, 2009, of at least $11.23 per share,

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and after such date, of at least $13.47 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of net proceeds to the Company after deduction of underwriters’ commissions and expenses payable by the Company.
     (xv) “Securities Act” means the Securities Act of 1933, as amended.
     2. Interest; Payment Upon Maturity Date.
     2.1 Interest Rates.
     (i) Interest Rate. Prior to the Maturity Date, interest shall accrue on the aggregate unpaid principal amount outstanding under this Note at the rate of six percent (6%) per annum simple, allocated as follows: (A) 3.9% per annum shall accrete to the principal balance of the Note quarterly in arrears and (B) 2.1% per annum shall be payable in cash quarterly in arrears (collectively, the “Interest Rate”).
     (ii) Deferral Rate. If the Company is prohibited or otherwise restricted from paying any amounts owing to Holder due to obligations or restrictions related to its senior indebtedness or under applicable law, the Company shall have the right to defer any such payment(s); provided, however, that from the date of such deferral, the interest rate applicable to such deferred payment shall increase to eight percent (8%) per annum (3.9% accreting to principal and 4.1% payable in cash), compounding, until such payment is made.
     (iii) Default Rate. If an Event of Default has occurred and is continuing, interest at the same rate as the Interest Rate plus four percent (4%) shall be payable, in cash, on the balance of any unpaid principal until such balance is paid.
     (iv) Payments. All cash payments of interest provided pursuant to this Section 2.1 shall be payable by wire transfer to an account designated in writing by Holder. If the Note is converted into shares of Common Stock in accordance with Section 6, any unpaid cash interest shall be due and payable on the date of such conversion.
     2.2 Payment Upon Maturity Date.
     (i) Holder may elect to have the Company pay this Note in full by delivering written notice of such election to the Company, with a copy to the other Holders, one hundred and twenty (120) days in advance of the Maturity Date (or 120 days in advance of any other date after the Maturity Date), in which event the Company shall pay this Note (including all accrued and accreted interest) in three (3) semi-annual installments beginning on the Maturity Date or such later date.

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     (ii) All payments of principal and interest provided pursuant to this Section 2.2 shall be payable by wire transfer to an account designated in writing by Holder.
     3. Events of Default. If any of the events specified in this Section 3 shall occur (herein individually referred to as an “Event of Default”), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest hereon immediately due and payable, by notice in writing to the Company:
     (i) Default in the payment of the principal and unpaid accrued interest of this Note when due and payable if such default is not cured by the Company within ten (10) days after the Holder has given the Company written notice of such default;
     (ii) Any breach by the Company of any representation, warranty, or covenant in the Note Purchase Agreement; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within fifteen (15) days after the earliest to occur of (a) written notice to the Company of such breach, and (b) the Company’s actual knowledge of such breach;
     (iii) Any breach by the Company of any covenant in the Existing Transaction Documents; provided, that, in the event of any such breach, to the extent such breach is susceptible to cure, such breach shall not have been cured by the Company within fifteen (15) days after the earliest to occur of (a) written notice to the Company of such breach, and (b) the Company’s actual knowledge of such breach;
     (iv) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action (a “Voluntary Bankruptcy Proceeding”);
     (v) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company or of all or any substantial part of the properties of the Company, such

4

appointment shall not have been vacated (an “Involuntary Bankruptcy Proceeding”);
     (vi) Any Change in Control that is not a QIPO or QExit;
     (vii) Company shall fail within thirty days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $2,000,000) which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced;
     (viii) Delivery of a “Repurchase Notice” (as defined in the Articles of Incorporation);
     (ix) Payment or declaration (but not the accrual) of any dividend to holders of Series C Preferred Stock or any other class of equity securities; or
     (x) The occurrence of a “Deemed Liquidation Event” (as defined in the Articles of Incorporation) that is not a QIPO or QExit.
     4. Subordination. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all the Company’s Senior Indebtedness, as hereinafter defined.
     4.1 Senior Indebtedness. As used in this Note, the term “Senior Indebtedness” shall mean the principal of and unpaid accrued interest on: (i) all existing indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured); (ii) all indebtedness of the Company to banks, commercial finance lenders, insurance companies, or other financial institutions regularly engaged in the business of lending money, which may arise under any line of credit of the Company existing on the Original Issue Date (whether or not secured); (iii) indebtedness pursuant to a capital lease with Wells Fargo Equipment Finance, Inc. (or an affiliate) consistent with that certain lease proposal dated July 25, 2007, a copy of which has been provided to Holder, and (iv) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.
     4.2 Default on Senior Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company then (i) no amount shall be paid by the Company in respect of the principal of or interest on this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness

5

then outstanding shall be satisfied, and (ii) no claim or proof of claim shall be filed with the Company by or on behalf of the Holder of this Note that shall assert any right to receive any payments in respect of the principal of and interest on this Note, except subject to the satisfaction of the principal of and interest on all of the Senior Indebtedness then outstanding. If there occurs an event of default that has been declared in writing with respect to any Senior Indebtedness permitting the holder of such Senior Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been satisfied, no payment shall be made in respect of the principal of or interest on this Note.
     4.3 Effect of Subordination. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 4 to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 4 shall impair, as between the Company and the Holder, the obligation of the Company, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.
     4.4 Undertaking. By its acceptance of this Note, the Holder agrees to execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Section 4, at the expense of the Company.
     5. Prepayment. The Company shall not be permitted to prepay any outstanding principal under this Note or interest thereon without Holder’s prior written consent.
     6. Conversion.
     6.1 Automatic Conversion. The principal and accrued interest outstanding under this Note shall be converted, immediately, automatically and without election on the part of the Holder hereof, upon the closing of a QIPO or a QExit into shares of the Company’s Common Stock at a conversion price equal to $4.49 per share (the “Base Conversion Price”). For each quarter in which interest accretes to the principal balance of this Note in accordance with Section 2.1(i)(A), the aggregate Base Conversion Price will increase by .975% of the original Base Conversion Price (on a quarterly basis) in order to ensure that this Note shall at all times be convertible into an aggregate of ___shares of Common Stock (subject to anti-dilution adjustment as provided herein) (as adjusted, the “Conversion Price”). In connection with a conversion effectuated pursuant to this Section 6.1, the number of shares of Common Stock into which this Note may be converted shall be determined by dividing the aggregate outstanding principal (including, for the avoidance of doubt, any interest which has accreted to the principal balance as provided in Section 2.1(i)(A) but excluding any cash payments of interest paid to Holder as provided in Section 2.1) through the date of the conversion of the Note by the Conversion Price.

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     6.2 Optional Conversion into Common Stock. At any time, all but not less than all of the principal amount then outstanding under this Note (including, for the avoidance of doubt, any interest which has accreted to the principal balance as provided in Section 2.1(i)(A) but excluding any cash payments of interest paid to Holder as provided in Section 2.1) may, at the election of the Holder, be converted into Common Stock of the Company, with such conversion to be effected at the Conversion Price. The Holder shall exercise this optional conversion right, if at all, by giving notice thereof to the Company at least ten (10) days prior to the date of conversion.
     6.3 Notice Regarding QIPO or QExit. At least ten (10) business days prior to the anticipated closing of a QIPO or transaction which would constitute a QExit, written notice shall be delivered to the Holder at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, (1) notifying the Holder of the QIPO or QExit, (2) specifying (A) in the case of a QExit, the terms and conditions thereof, (B) the then outstanding principal amount of the Note, (C) the then outstanding amount of accreted interest as provided for in Section 2.1(i)(A), and (D) the date on which such transaction will close (which in no event shall be less than ten (10) business days following delivery of said notice), and, (3) if the Note is subject to automatic conversion pursuant to Section 6.1, calling upon such Holder to surrender the Note to the Company in the manner and at the place designated in such notice.
     6.4 Mechanics and Effect of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder the amount outstanding that is not so converted, such payment to be in made by Company check in an amount equal to the fractional share multiplied by the Conversion Price. At its expense, the Company shall, as soon as practicable following conversion of this Note and surrender of this Note to the Company, issue and deliver to the Holder at its principal office a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by any applicable purchase documents and applicable state and federal securities laws in the opinion of counsel to the Company), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note, including a check payable to the Holder for any cash amounts payable as described above. Upon conversion of this Note, the Company shall be forever released from all its obligations and liabilities under this Note, except that the Company shall be obligated to pay the Holder, within ten (10) days after the date of such conversion, the cash equivalent of any fractional shares that otherwise would have been issued upon such conversion, and no more.
     6.5 Reservation of Stock Issuable Upon Conversion. The Company covenants and agrees that the Company shall reserve a sufficient number of shares of Common Stock to comply with the conversion provisions contained herein with respect to an amount equal to the principal outstanding under this Note and the accrued interest thereon.

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     7. Adjustments to Conversion Price for Diluting Issues.
     7.1 Special Definitions. For purposes of this Section 7, the following definitions shall apply:
     (i) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
     (ii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
     (iii) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7.3 below, deemed to be issued) by the Company after the Original Issue Date, other than the following (“Exempted Securities”):
      (1) shares of Common Stock issued or deemed issued as a dividend or distribution on, or upon conversion of, the shares of Series B Preferred Stock or Series C Preferred Stock outstanding on the Original Issue Date, or the Notes;
      (2) shares of Common Stock issued upon exercise or conversion of any Options or Convertible Securities outstanding on the Original Issue Date;
      (3) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 7.7(i) or (ii);
      (4) up to an aggregate total of 100,000 shares of Common Stock or warrants to purchase Common Stock issued pursuant to any strategic partnership, in each case approved by a majority of the Independent Directors; or
      (5) shares of Common Stock issued or issuable pursuant to Options authorized under existing stock option plans in effect as of the Original Issue Date, provided that any new grants under such existing stock option plans must be approved by the Independent Directors.
     7.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result the issuance of Additional Shares of Common Stock if: (i) the consideration per share (determined pursuant to Section 7.5) for such Additional Share of Common Stock issued or deemed to be issued by the Company is equal to or greater than the Conversion Price in effect immediately prior to the issuance or deemed issuance of such Additional Shares of Common Stock, or (ii) prior to such issuance or deemed issuance, the Company receives written notice from the holders of Notes constituting a majority of the total indebtedness represented by the Notes, voting as a

8

single class and on an as-converted to Common Stock basis, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
     7.3 Issue of Securities Deemed Issue of Additional Shares of Common Stock.
     (i) If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
     (ii) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price, as the case may be, pursuant to the terms of Section 7.4 below, are revised (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (A) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (B) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no adjustment pursuant to this clause (ii) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price on the original adjustment date, or (2) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
     (iii) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which, upon exercise, conversion or exchange thereof, would entitle the holder thereof to receive Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 7.4 below (either because the consideration per share (determined pursuant to Section 7.5 hereof) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in

9

effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date (either automatically pursuant to the provisions contained therein or as a result of an amendment to such terms) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 7.3(i) above) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
     (iv) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 7.4 below, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security never been issued.
     (v) No adjustment in the Conversion Price shall be made upon the issue of shares of Common Stock or Convertible Securities upon the exercise of Options or the issue of shares of Common Stock upon the conversion or exchange of Convertible Securities.
     7.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined by multiplying the Conversion Price by a fraction, (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price and (b) the denominator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue plus (ii) the number of such Additional Shares of Common Stock so issued; provided that, for the purpose of this Section 7.4, all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion of Convertible Securities (including the Series C Preferred Stock and the shares into which this Note may be converted) outstanding immediately prior to such issue shall be deemed to be outstanding.
     7.5 Determination of Consideration. For purposes of this Section 7, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

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     (i) Cash and Property. Such consideration shall:
     (1) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;
     (2) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and
     (3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors of the Company.
     (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7.3, relating to Options and Convertible Securities, shall be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
     7.6 Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are comprised of shares of the same series or class of Preferred Stock and that would result in an adjustment to Conversion Price pursuant to the terms of Section 7.4 above, and such issuance dates occur within a period of no more than forty-five (45) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).
     7.7 Adjustments.
     (i) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a

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subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision or combination shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination or subdivision shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.
     (ii) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price, as the case may be, then in effect by a fraction:
     (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
     (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of the Note simultaneously receive a dividend or other distribution of             shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if the outstanding balance of this Note had been converted into Common Stock on the date of such event.
     (iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property, then and in each such event the holders of the Note shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the

12

amount of such securities, cash or other property as they would have received if the outstanding balance of the Note had been converted into Common Stock on the date of such event.
     7.8 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 7.7, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than thirty (30) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the Note a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Note is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any holder of the Note (but in any event not later than thirty (30) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price then in effect, and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Note.
     7.9 Notice of Record Date. If:
     (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Note), for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or
     (ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or
     (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the holders of the Note a notice specifying, as the case may be, (a) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (b) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Note) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series C Preferred Stock, the Notes and the Common Stock. Such notice shall be sent at

13

least ten (10) days prior to the record date or effective date for the event specified in such notice.
     8. Covenants. Prior to the earlier to occur of the Maturity Date or conversion of this Note in accordance with Section 6, the Company shall not, either directly or indirectly by amendment, merger, consolidation or otherwise:
     (i) consent to any liquidation, dissolution or winding up of the Company or to any Deemed Liquidation Event (as defined in the Articles of Incorporation);
     (ii) commence or consent to any Voluntary Bankruptcy Proceeding or Involuntary Bankruptcy Proceeding;
     (iii) recapitalize, create or authorize the creation of any additional class or series of shares of stock;
     (iv) increase or decrease (other than by redemption or conversion) the authorized number of shares of Preferred Stock, Common Stock or shares of any additional class or series of shares of stock;
     (v) create or authorize or issue (other than to the Company or a wholly owned subsidiary of the Company) any obligation or security convertible into shares of any class or series of stock;
     (vi) purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than repurchases of Series C Preferred Stock in accordance with Section 3.9.6 of the Articles of Incorporation;
     (vii) permit any subsidiary of the Company to issue or sell any equity securities of such subsidiary (other than to the Company or a wholly owned subsidiary of the Company);
     (viii) make, or cause any subsidiary of the Company to make, any acquisition of the assets, stock or other equity securities of any other company or effect the same by way of a merger, consolidation or reorganization, except for acquisitions of assets for consideration of $10,000,000 or less in any single transaction or series of related transactions;
     (ix) engage in any new line of business substantially outside of the business plan in the form approved by a majority of the Independent Directors or materially modifying such plan, unless approved in each case by a majority of the Independent Directors;
     (x) merge with or into or consolidate, or permit any subsidiary to merge with or into or consolidate, with any other entity (other than a merger or

14

consolidation solely between the Company and one or more subsidiaries or among subsidiaries);
     (xi) sell, lease, or otherwise dispose of any of the Company’s material properties or assets; or
     (xii) fail to maintain insurance, including officer and director insurance, at levels consistent with current coverage limits;
     (xiii) Permit any of the Company’s material assets to become subject to a lien or encumbrance (other than liens or encumbrances recorded prior to the Original Issue Date);
     (xiv) Increase the size or composition of the Company’s Board of Directors;
     (xv) Materially increase the compensation payable to any management employee of the Company (above inflation);
     (xvi) Prohibit Holder from reasonable access to inspect the properties, books, and records of the Company or fail to maintain such properties, books and records;
     (xvii) Enter into any transaction between the Company and any of its affiliates; or
     (xviii) incur any indebtedness (including purchase money security interest operating leases), or permit any subsidiary to incur any indebtedness (other than indebtedness of subsidiaries owed to the Company, indebtedness owed pursuant to the Notes, and indebtedness of the Company pursuant to that certain Credit and Security Agreement between the Company, Great Lakes Energy Technologies, LLC, and Wells Fargo Bank, National Association dated December 22, 2005) in excess of $10,000,000 in the aggregate.
     9. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
     10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holders of a majority in interest of the Notes; provided, however, that the approval of all holders of any portion of the Notes will be required to change the amount or time of any prepayment or payment of principal of the Notes, reduce the rate or change the time of payment or method of computation of interest or premium of the Notes and provided, further, the consent of an affected Holder shall be required to modify or otherwise change the Notes in a manner that adversely affects such Holder relative to any other.

15

     11. Transfer of this Note. This Note or any Common Stock into which this Note is convertible (collectively, the “Securities”) may not be transferred except as provided herein. At any time beginning two years after the issuance of the Note, Holder will have the right to transfer the Securities as long as (i) the transfer is not in violation of any law, (ii) the Securities are not transferred to a competitor of the Company (if a majority of the Independent Directors determines in good faith that the proposed transferee is a competitor of the Company and that such proposed transfer would not be in the best interests of the Company, such consent to transfer not to be unreasonably withheld), (iii) the transfer is after a right of first offer to the Company (if the Company would have a right of first refusal with respect to such transfer under Section 3 of the Amended and Restated Investors’ Rights Agreement), and (iv) the transferee agrees to be bound by the terms, conditions, representations, and warranties set forth in the Existing Transaction Documents. Without limiting the foregoing, this Note may not be transferred in violation of any restrictive legend set forth hereon at any time. Notwithstanding the foregoing, Holder may, at any time upon written notice to the Company, transfer any or all of the Securities to an affiliate without being subject to the foregoing restrictions. All such restrictions on Holder’s right of transfer shall terminate following an initial public offering or other registration of Company shares or a Change of Control. Each new note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.
     12. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned in whole or in part by the Company without the prior written consent of the Holder.
     13. Treatment of Note. To the extent permitted by generally accepted accounting principles, the Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.
     14. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, if faxed with confirmation of receipt, or if mailed by registered or certified mail or reputable overnight courier, postage prepaid, at the respective addresses of the parties as set forth herein and in the case of the Holder to the attention of ___and in the case of the Company to the attention of the Chief Executive Officer. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally

16

delivered, faxed, or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered.
     15. Confidentiality. The Holder agrees that such Holder will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Note, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 15 by the Holder), (ii) is or has been independently developed or conceived by the Holder without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Holder may disclose confidential information (1) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, or (2) as may otherwise be required by law or by the rules and regulations of any exchange or automated quotation system on which the Company’s capital stock is listed or quoted, provided that the Holder takes reasonable steps to minimize the extent of any such required disclosure.
     16. Disclosure. The Company shall have the right to disclose the Holder’s investment in the Company to future prospective investors and/or strategic partners contemplating an investment in the Company, provided, that such recipient is subject to a non-disclosure agreement; provided, that the Company will provide prior written notice of such disclosure (together with the proposed text of such disclosure) to the Holder, and the disclosure made by the Company will reflect any comments provided to the Company by the Holder. Notwithstanding the foregoing, but subject to the requirement above to provide prior written notice of such disclosure as provided above, this Section 16 shall not prohibit any disclosure required by law or by the rules and regulations of any exchange or automated quotation system on which the Company’s capital stock is listed or quoted.
     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.
     18. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.
[remainder of page intentionally left blank]

17

EXHIBIT A
          IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

ORION ENERGY SYSTEMS, INC.

By:

Name:	Neal Verfuerth
Title:	President and Chief Executive Officer

Acknowledged and Agreed:

By:

Name:

Title:

Address:

EXHIBIT B
ORION ENERGY SYSTEMS, INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
August 3, 2007

i

Page
4.8 Severability	24
4.9 Aggregation of Stock	25
4.10 Waiver of Jury Trial	25
4.11 Entire Agreement	25

ii

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT
     THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 3rd day of August, 2007, by and among Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), and the investors listed on the signature pages hereto, each of which is herein referred to as an “Investor.” This Agreement shall supersede a certain Investors’ Rights Agreement, dated as of July 31, 2006 and the Joinder thereto dated as of September 28, 2006 (collectively, the “Original Agreement”), and such Original Agreement shall be terminated and all rights and obligations pursuant thereto shall be of no further force and effect as of the date hereof.
RECITALS
     WHEREAS, the Company and the Investors are parties to the Note Purchase Agreement, dated of even date herewith (the “Note Purchase Agreement”);
     WHEREAS, in order to induce the Investors to purchase the Convertible Subordinated Promissory Notes issued in connection with the Note Purchase Agreement (the “Notes”), the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;
     WHEREAS, the Company and certain of the Investors entered into the Original Agreement in connection with the purchase and sale of Series C Senior Convertible Preferred Stock (the “Series C Preferred Stock”), pursuant to Stock Purchase Agreements dated as of July 31, 2006 and September 28, 2006 (collectively, the “Series C Purchase Agreement”); and
     WHEREAS, under Section 4.7 of the Original Agreement, the Agreement may be amended by the written consent of the Company and the holders of at least a majority of the Company’s Registrable Securities;
     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Registration Rights. The Company covenants and agrees as follows:
     1.1 Definitions. For purposes of this Agreement:
          (a) The term “Act” means the Securities Act of 1933, as amended.
          (b) The term “Delivery” shall have the meaning set forth in Section 4.5 below.
          (c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.
          (e) The term “Independent Director” shall have the same meaning as set forth in the Company’s Amended and Restated Articles of Incorporation, as amended from time to time (the “Articles”).
          (f) The term “Qualifying Public Offering” shall have the same meaning as set forth in the Articles.
          (g) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
          (h) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.
          (i) The term “Registrable Securities” means the Common Stock issuable or issued upon conversion of (i) the Series C Preferred Stock and (ii) the Notes, and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.
          (j) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities or debt that are, Registrable Securities.
          (k) The term “Requesting Holder” means a Holder of the class of Series C Preferred Stock or a Note, as the case may be, which makes a request for registration under Section 1.2(b) hereof.
          (l) The term “Rule 144” shall mean Rule 144 under the Act.
          (m) The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.
          (n) The term “SEC” shall mean the Securities and Exchange Commission.
          (o) The term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Registrable Securities.
     1.2 Request for Registration.
          (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time beginning six (6) months after the effective date of the first underwritten public offering by the Company pursuant to a registration statement filed with the SEC under the Act, a written request from the Holders (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least five million dollars ($5,000,000), then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
          (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated (i) first, to Requesting Holders of Registrable Securities who hold (or held) Series C Preferred Stock or the Notes, as the case may be, and which made the request for registration under this Section 1.2, pro rata according to the number of shares of Series C Preferred Stock or Common Stock issued or issuable upon conversion of the Notes held by each such Holder; (ii) second, to Holders of Registrable Securities who hold (or held) shares of the series of Series C Preferred Stock or Common Stock issued or issuable upon conversion of the Notes which did not make the request for registration under this Section 1.2, pro rata according to the number of shares of such equity securities held by such Holder; (iii) third, to the remaining Holders of Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders; and (iv) fourth, to the Company. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
          (c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
               (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;
               (ii) after the Company has effected pursuant to this Section 1.2 (A) two (2) registrations requested by the Holders of the Series C Preferred Stock or the Common Stock issued upon the conversion thereof, and (B) two (2) registrations requested by GE Capital Equity Investments, Inc. (“GE”), and such registrations have been declared or ordered effective;
               (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;
               (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or
               (v) if the Company furnishes to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
     1.3 Company Registration.

          (a) If, at any time beginning six (6) months after the effective date of this Agreement (such six (6) month period being referred to as the “Restricted Period”), the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered. Notwithstanding the prohibition on exercising registration rights during the Restricted Period set forth in the first sentence of this Section 1.3(a), (i) CapVest Venture Fund, LP and Technology Transformation Venture Fund, LP may exercise such registration rights for up to one hundred twelve thousand one hundred nine (112,109) shares of their Registrable Securities; (ii) Clean Technology Fund II, LP may exercise such registration rights for up to one million nine thousand ninety one (1,009,091) shares of its Registrable Securities (the shares referenced in (i) and (ii) being referred to as the “Series C Threshold Amount”); and (iii) in the event that in any registration within the Restricted Period any senior management employee of the Company or director of the Company who is an employee of the Company and who is listed on Exhibit A, as long as such person is employed by the Company (the “Senior Management Employees” and “Director Employees”) registers more than fifteen percent (15%), on a fully diluted basis, of the number of shares held by such Senior Management Employee or Director Employee (such figure being referred to herein as the “Threshold Senior Management Registrable Securities”), then all of the Investors shall be entitled to exercise such registration rights for all or any portion of their Registrable Securities.
          (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
          (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered after the expiration of Restricted Period can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated (i) first, to Holders of Registrable Securities who hold (or held) Notes or Series C Preferred Stock, pro rata according to the number of Registrable Securities held by each such Holder; and (ii) second, to the remaining Holders of Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered before the expiration of the Restricted Period can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated (i) first, to Holders of Registrable Securities who hold (or held) Series C Preferred Stock, pro rata according to the number of Registrable Securities held by each such Holder, up to the Series C Threshold Amount; and (ii) second, after the Senior Management Employees and Director Employees have each registered up to their Threshold Senior Management Registrable Securities, to all Holders of Registrable Securities, pro rata according to the number of Registrable Securities held by each such Holder of Registrable Securities held by all such Holders. Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Company’s first firm commitment underwritten public offering of its Common Stock under the Act (the “Initial Offering”), in which case the selling Holders may be excluded if the underwriters make the determination described above and no other shareholder’s securities are included in such offering. For purposes of the preceding sentence and for purposes of Section 1.2(b) concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
     1.4 Form S-3 Registration. In case the Company shall receive from the Holders of twenty-five percent (25%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:
               (i) if Form S-3 is not available for such offering by the Holders;
               (ii) if the Company furnishes to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other shareholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities other than the Note that are also being registered); or
               (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
          (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).
          (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2 and thus not subject to the limitations found in Section 1.2(c)(ii).

     1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120 day period shall be extended for a period of time equal to the period of time that the Holders refrain from selling any securities included in such registration upon the request of the Company or the underwriters;
          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
          (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
          (d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
          (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering; and furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified accountants to underwriters in an underwritten public offering, addressed to the underwriters;
          (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company shall promptly either amend such prospectus or file a supplement, in compliance with state and federal securities laws, to correct such untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;
          (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
          (i) notify each Holder promptly after the Company receives notice thereof, of the time when such registration statement has become effective or a supplement of such registration has been filed;
          (j) advise each Holder promptly after the Company shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order should such be issued; and
          (k) make generally available to its security holders, and to deliver to the Holders an earnings statement of the Company (that will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve (12) months beginning after the effective date of the registration statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve (12) month period and upon the request of a Holder.
     1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
     1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions (which shall be borne by the selling Holders pro rata based on the number of Registrable Securities included in the registration) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. In the event the Holders of the Series C Preferred Stock elect to retain separate counsel to represent them in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, all expenses other than underwriting discounts and commissions (which shall be borne by the selling Holders of the Series C Preferred Stock pro rata based on the number of Registrable Securities included in the registration) incurred in connection with such registrations, filings or qualifications, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for all such selling Holders, shall be borne by the Company in an amount not to exceed $50,000 per offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or Section 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 1.2 and 1.4.
     1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.
     1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors, partners, members and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages, or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, proceeding or settlement as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, proceeding or settlement if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action, proceeding or settlement to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability and provided that the Company had made available such prospectus for delivery by such Holder or underwriter.
          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any other federal or state securities laws or any rule or regulation promulgated thereunder, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action, proceeding or settlement as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action, proceeding or settlement if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
          (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action, proceeding or settlement (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
          (d) The foregoing indemnity agreements of the Company and the selling Holders are subject to the condition that, insofar as they relate to any loss, liability, claim, damage or expense referred to herein arising from any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the Person asserting the loss, liability, claim, or damage in any case in which such delivery was required by the Securities Act.
          (e) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute, subject to the limitations described in Sections 1.9(a) and 1.9(b), to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder, except in the case of willful misconduct or fraud by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information furnished expressly for use in connection with such registration by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided that should the underwriting agreement not address an aspect of indemnification and contribution contained in this Section 1.9, that shall not constitute a conflict for purposes of this Section 1.9(f).
          (g) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
     1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Qualifying Public Offering;
          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
     1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent or other corporate affiliate of a Holder, or a partner, limited partner, retired partner or shareholder of a Holder; (ii) is a Holder’s family member or trust for the benefit of an individual Holder; or (iii) after such assignment or transfer, holds at least two hundred fifty thousand (250,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
     1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities and the Holders of at least a majority of the shares of Common Stock issuable upon conversion of the Notes, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included, or (b) to demand registration of their securities.
     1.13 “Market Stand Off” Agreement.
          (a) Each holder of equity securities of the Company that is a party to this Agreement (a “Company Stockholder”) hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed (a) one hundred eighty (l80) days (or such longer period as the underwriters or the Company shall require in order to facilitate compliance with NASD Rule 2711)) with respect to the Company’s Initial Offering and (b) ninety (90) days with respect to a Company underwritten offering other than the Initial Offering, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. In addition, the provisions of this Section 1.13 shall only be applicable to the Company Stockholders if (X) all officers and directors of the Company serving in such positions as of the date hereof and any additional persons serving in any such positions on the date of the applicable offering enter into similar agreements, (Y) the Company obtains a similar covenant from the holders in interest of two percent (2%) or more of the outstanding securities of the Company, and (Z) the Company uses all reasonable efforts to obtain a similar covenant from the holders in interest of one percent (1%) or more of the outstanding securities of the Company. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Company Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements or this Section 1.13 by the Company or the underwriters shall apply to all holders of capital stock of the Company subject to such agreements pro rata based on the number of shares subject to such agreements.
     In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Registrable Securities of each Company Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.
          (b) Each Company Stockholder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Company Stockholder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
     1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (i) after five (5) years following the consummation of the Qualifying Public Offering; (ii) as to any Holder, such earlier time after the Qualifying Public Offering at which such Holder can sell all shares held by it in compliance with Rule 144(k); or (iii) when the Company shall sell, convey, or dispose of all or substantially all of the Company’s property or business or merge with or into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, in each case in a transaction in which the Holders receive, or at such later time at which the Holders receive, cash, cash equivalents or Marketable Securities (as defined below) in consideration for the Registrable Securities held by them; provided that this Section 1.14 shall not cause the Holders’ registration rights to terminate following a merger effected solely for the purpose of changing the domicile of the Company. For purposes of this Agreement, the term “Marketable Securities” means securities that are listed on a national securities exchange or listed on the NASDAQ National Market System and either (i) freely tradeable by the Holders under applicable securities laws on such exchange or system, or (ii) with respect to which the Holder has received registration rights materially similar to those provided under Section 1 of this Agreement.
     2. Covenants of the Company.
     2.1 Information Rights. For so long as an Investor (together with its respective affiliates) continues to own at least ten percent (10%) of the Registrable Securities purchased pursuant to (i) the Series C Purchase Agreement, or (ii) the Note Purchase Agreement, the Company shall deliver to each Investor:
          (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;
          (c) within forty-five (45) days of the end of each month an unaudited income statement, statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;
          (d) as soon as practicable, but in any event no later than the fifteenth (15th) of March of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;
          (e) with respect to the financial statements called for in Sections 2.1(b) and 2.1(c), an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment;
          (f) notices of default with respect to any obligation of the Company or its affiliates; and
          (g) such other information relating to the financial condition, business or corporate affairs of the Company as the Investor may from time to time request, provided, however, that the Company shall not be obligated under this Section 2.1(g) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.
     2.2 Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such times during normal business hours as may be requested by the Investor with reasonable advance notice; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.
     2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (i) the consummation of a QIPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, or (iii) the consummation of a Deemed Liquidation Event, as that term is defined in the Articles. Further, such covenants will terminate and be of no further force or effect with respect to any Holder of a Note if such Holder does not continue to hold an interest in the Note purchased by such Holder equal to at least thirty-three percent (33%) of the balance of such Note (or the Common Stock into which such Note may have been converted).
     2.4 Right of First Refusal. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Investor a right of first refusal to purchase all or any portion of its pro rata portion of future sales by the Company of its Shares (as hereinafter defined). An Investor shall include any general partners and affiliates of an Investor. Investors shall be entitled to apportion the right of first refusal hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.
     Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock or debt instruments that are issued along with warrants to purchase any of the foregoing (collectively, “Shares”), the Company shall first make an offering to each Investor to purchase all or a portion of its pro rata portion of such Shares in accordance with the following provisions:
          (a) The Company shall deliver a notice in accordance with Section 4.5 to the Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.
          (b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each

Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Investor that is a Fully-Exercising Investor may elect to purchase that portion of the Shares for which the Investors were entitled to subscribe, but which were not subscribed for by the Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the number of shares of Registrable Securities issued and held by all Investors that are Fully-Exercising Investors.
          (c) If all Shares that Investors are entitled to obtain pursuant to Section 2.4(b) are not elected to be obtained as provided in Section 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within seventy-five (75) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investors in accordance herewith.
          (d) The right of first refusal in this Section 2.4 shall not be applicable to (i) up to two hundred seventeen thousand two hundred sixty eight (217,268) shares of Common Stock (or options therefor) (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) to employees, directors, consultants and other service providers of this corporation for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by a majority of the Independent Directors; (ii) the issuance of securities pursuant to a Qualifying Public Offering; (iii) the issuance of securities pursuant to the conversion or exercise of existing convertible or exercisable securities or securities, the issuance of which would not be subject to the right of first refusal set forth in Section 2.4 of this Agreement; (iv) the issuance of up to an aggregate of one hundred thousand (100,000) shares of Common Stock (or securities convertible into Common Stock) in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (v) the issuance and sale of the Notes pursuant to the Note Purchase Agreement, as such agreement may be amended; (vi) up to fifty thousand (50,000) shares of equity securities per year (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) issued to vendors, consultants or advisors or in connection with acquisitions, which grant, agreement or other arrangement has been approved by a majority of the Independent Directors; (vii) shares of Common Stock or warrants to purchase Common Stock issued pursuant to any strategic partnership, in each case approved by a majority of the Independent Directors; and (viii) any securities issued in connection with any stock split, stock dividend or recapitalization by the Company that affects all outstanding capital stock of the Company. In addition to the foregoing, the right of first refusal in this Section 2.4 shall not be applicable with respect to any Investor in any subsequent offering of Shares if (i) at the time of such offering, the Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act, and (ii) such offering of Shares is otherwise being offered only to accredited investors.

          (e) The rights provided in this Section 2.4 may not be assigned or transferred by any Investor; provided, however, that (i) an Investor may assign or transfer such rights to any other entity which controls, is controlled by or is under common control with the Investor or any entity that is managed by the same joint management company of the Investor or any entity that is the general partner or limited partner of the Investors, and (ii) an Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.
     2.5 Proprietary Information and Inventions Agreements. The Company has caused each of the persons listed on Schedule 2.5 attached hereto to execute and deliver a Proprietary Information and Intellectual Property Agreement (a “Proprietary Information Agreement”) in form and substance reasonably satisfactory to the Investors. Company shall use commercially reasonable efforts to cause all officers, key management employees and employees involved in research and development activities who are not listed on Schedule 2.5 attached hereto to execute and deliver a Proprietary Information Agreement within thirty (30) days of the date of this Agreement, and shall require all future officers, key management employees and employees involved in research and development activities to execute and deliver a Proprietary Information Agreement.
     2.6 Lock-Up of Future Securityholders. The Company shall ensure that all future holders of the Company’s Series C Preferred Stock and Notes are subject to a Market Stand-Off substantially similar to that set forth in Section 1.13 hereof.
     2.7 D&O Insurance. The Company has as of the date hereof, obtained from financially sound and reputable insurer(s) and maintains director and officer liability insurance in the amount of at least two million dollars ($2,000,000) per occurrence.
     2.8 Board of Directors. The Board shall consist of not less than six (6) and not more than nine (9) members, at least a majority of whom shall be Independent Directors. Hiring and dismissal of officers shall be under the purview of the Board, and the Board shall have exclusive authority over all equity incentive grants and senior management compensation decisions; provided, however, that without the prior written consent of the parties holding a majority of the Series C Preferred Stock and the consent of parties holding a majority of shares of Common Stock issued or issuable upon conversion of the Notes, which consent shall not be unreasonably withheld, the Board will not materially increase the salary, bonuses, benefits or other compensation of the Company’s management. For the avoidance of doubt, references to the Board in the previous sentence shall include the Compensation Committee of the Board (the “Compensation Committee”), to the extent appropriate and consistent with the charter of the Compensation Committee. The Board shall review and approve the Company’s operating plan and budget annually as well as any material deviations from or amendments to such plans and budgets.
     2.9 Board Observer.
          (a) The Investors holding a majority of the Registrable Securities issued or issuable upon conversion of the Series C Preferred Stock shall be entitled to nominate one (1) Board observer (the “Board Observer”) with full rights to observe and attend any and all meetings and other proceedings of the Company’s Board of Directors and to receive all notices and information provided to the members of the Board. All out-of-pocket expenses of the Board Observer resulting from his or her activities in such capacity shall be reimbursed by the Company. The right to appoint the Board Observer pursuant to this Section 2.9(a) shall be transferable to any transferee of the Investors holding shares of Series C Preferred Stock only to the extent that the transfer of such rights has been consented to by a majority of the Board, which consent shall not be unreasonably withheld.
          (b) The Investors holding a majority of the Registrable Securities issued or issuable upon conversion of the Notes shall be entitled to nominate one (1) Board Observer with full rights to observe and attend any and all meetings and other proceedings of the Company’s Board of Directors and to receive all notices and information provided to the members of the Board. All out-of-pocket expenses of the Board Observer resulting from his or her activities in such capacity shall be reimbursed by the Company. The right to appoint the Board Observer pursuant to this Section 2.9(b) shall be transferable to any transferee of the Investors holding a Note only to the extent that the transfer of such rights has been consented to by a majority of the Board, which consent shall not be unreasonably withheld. The Investors shall, to the extent practicable, appoint a Board Observer designated by GE Energy Financial Services, Inc.
     2.10 Related Party Transactions. The Company will not enter into any transaction with any employee, officer, director or shareholder of the Company or any of its subsidiaries (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company or any of its subsidiaries, other than on arms’-length basis as reasonably determined a majority of the Independent Directors.
     2.11 Approval Rights. The approval of the Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Notes shall be required to (whether effected as a merger, amendment or otherwise):
          (a) commence or consent to any voluntary or involuntary bankruptcy, insolvency or creditors’ proceeding;
          (b) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company other than in connection with a QIPO (as defined in the Notes) in a manner that adversely affects the rights or preferences of the holders of the Notes or the holders of the shares of Common Stock issued or issuable upon conversion of the Notes;
          (c) recapitalize, create or authorize the creation of any additional class or series of shares of stock;
          (d) increase or decrease (other than by redemption or conversion) the authorized number of shares of Preferred Stock of the Company, Common Stock or shares of any additional class or series of shares of stock;

          (e) purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock ranking junior to the Notes, except for repurchases of Series C Preferred Stock in accordance with Section 3.9.6 of the Articles;
          (f) authorize or issue any equity securities other than the following authorizations or issuances:
               (i) Common Stock pursuant to the Company’s stock purchase and stock option plans approved by a majority of the members of the Board of Directors who are not employees of the Company and were not employees of the Company during the twenty-four month period prior to the date of such approval (the “Independent Directors”);
               (ii) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding on the date hereof or otherwise permitted in accordance with the terms of this Section 2.11(f);
               (iii) shares of Common Stock or warrants to purchase Common Stock issued pursuant to any strategic partnership, in each case approved by a majority of the Independent Directors; and
               (iv) an aggregate of 50,000 shares of new equity per year granted to vendors, consultants, advisors or in small acquisitions, which plans, partnership arrangements or grants have been approved by a majority of the Independent Directors;
          (g) engage in any new line of business substantially outside of the business plan in the form approved by a majority of the Independent Directors or materially modifying such plan, unless approved in each case by a majority of the Independent Directors;
          (h) merge with or into or consolidate, or permit any subsidiary to merge with or into or consolidate, with any other entity (other than a merger or consolidation solely between the Company and one or more subsidiaries or among subsidiaries);
          (i) sell, lease, or otherwise dispose of all or substantially all of the Company’s properties or assets; or
          (j) commence any initial public offering that is not a QIPO.
     Any modification or restructuring that would affect the Common Stock, whether effected as a merger, amendment or otherwise, shall require the approval of the Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Notes.
     2.12 Termination of Certain Covenants. The covenants set forth in Sections 2.4 through 2.11 shall terminate and be of no further force or effect (i) upon the consummation of a QIPO, or (ii) upon a QExit. The covenants set forth in Section 3 shall terminate and be of no further force or effect (i) upon the consummation of the Company’s sale of its Common Stock or other securities pursuant to an Initial Offering, or (ii) upon a Deemed Liquidation Event.

     3. Transfers of Registrable Securities.
     3.1 Transfer Notice. If at any time an Investor desires to Transfer any Registrable Securities (a “Selling Investor”), the Selling Investor shall promptly give the Company written notice thereof (the “Transfer Notice”). The Transfer Notice shall include a description and the amount of the Registrable Securities that the Selling Investor desires to Transfer (for the purposes of this Section 3, the “Offered Shares”). In the event that the Transfer is being made pursuant to the provisions of Section 3.3, the Transfer Notice shall state under which specific subsection the Transfer is being made. If the Company so elects within ten (10) days following receipt of such notice, the Company shall have the right, on an exclusive basis, for a period of forty-five (45) days after receipt of such notice to negotiate with the Selling Investor with respect to a definitive agreement for the sale and purchase of all (and not less than all) of the Offered Shares. The Selling Investor and the Company shall negotiate in good faith the terms and conditions of any such agreement.
     3.2 Non-Exercise of Rights. To the extent that the Company does not exercise its right to negotiate with the Selling Investor or the Company and the Selling Investor do not reach an agreement for the sale and purchase of the Offered Shares within the time periods specified in Section 3.1, the Selling Investor shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares to a third-party transferee(s), on terms and conditions no less favorable to the Selling Investor than the terms proposed by the Company pursuant to Section 3.1 hereof (if applicable). The third-party transferee(s) shall acquire the Offered Shares free and clear of subsequent rights of first offer under this Agreement. In the event the Selling Investor does not sell the Offered Shares within the ninety (90) day period from the expiration of these rights, the Company’s first offer rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Investor until such rights lapse in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company under Section 3.1 to offer to purchase Registrable Securities from the Selling Investor shall not adversely affect its right to make subsequent purchases from the Selling Investor of Registrable Securities.
     3.3 Limitations to Company Right of First Offer. Notwithstanding the provisions of Section 3.1 of this Agreement, the first offer right of the Company shall not apply to (a) in the case of a company, corporation or a partnership, to the Transfer of Equity Securities to any members, shareholders, partners or corporate affiliates thereof (each, an “Indirect Shareholder” of the Company) or to any entity controlled by, controlling or under common control with the transferor; (b) to the Transfer of Equity Securities to any spouse or member of an Investor’s Immediate Family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Investor’s or Indirect Shareholder’s spouse or members of the Investor’s immediate family, or to a trust for the Indirect Shareholder’s own self, or a charitable remainder trust; (c) Transfers of Equity Securities by one or more individual Investors pursuant to which after such Transfer, (i) if Common Stock issued or issuable upon conversion of the Notes is proposed to be transferred by GE, GE will continue to collectively own at least one million (1,000,000) shares (including shares held by transferees pursuant to clauses (a) and (b) above) of such Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company)

subsequent to such Transfer, (ii) if Series C Preferred Stock (or Common Stock issued upon the conversion thereof) and/or Common Stock issued or issuable upon conversion of the Notes is proposed to be transferred by Clean Technology Fund II, LP (“CTF”), CTF will continue to collectively own at least three hundred twelve thousand five hundred (312,500) shares (including shares held by transferees pursuant to clauses (a) and (b) above) of such Series C Preferred Stock (or Common Stock issued upon the conversion thereof) and/or Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) subsequent to such Transfer; (iii) if Series C Preferred Stock (or Common Stock issued upon the conversion thereof) and/or Common Stock issued or issuable upon conversion of the Notes is proposed to be transferred by CapVest Venture Fund, LP (“CapVest”) or Technology Transformation Venture Fund, LP (“TTVF”), CapVest and TTVF will continue to collectively own at least twelve thousand five hundred (12,500) shares (including shares held by transferees pursuant to clauses (a) and (b) above) of such Series C Preferred Stock (or Common Stock issued upon the conversion thereof) and/or Common Stock (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) subsequent to such Transfer; or (d) any sale of Registrable Securities to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Act; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a) or (b), the Investor shall inform the Company in writing of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Investor under this Agreement with respect to the transferred Registrable Securities. Except with respect to the Registrable Securities transferred under clauses (c) and (d) above (which Registrable Securities shall no longer be subject to the first offer rights of the Company), such transferred Registrable Securities shall remain “Registrable Securities” hereunder, and such pledgee, transferee or donee shall be treated as the “Investor” for purposes of this Agreement. For purposes of this Section 3.3, “Investor’s immediate family” shall include any spouse, father, mother, sibling or lineal descendant of Holder, Holder’s spouse or an Indirect Shareholder.
     4. Miscellaneous.
     4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, as applied to contracts made and performed within the State of Wisconsin, without regard to principles of conflicts of law.

     4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The occurrence of the events set forth in subsections (i) through (iv) above shall constitute “Delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 4.5).
     4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     4.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities and the holders of a majority in interest of the Notes (or the shares of Common Stock into which the Notes may be converted). Notwithstanding the foregoing, (i) in the event that such amendment or waiver adversely affects the obligations or rights of a holder of Registrable Securities under this Agreement in a manner not applicable to all holders of Registrable Securities, such amendment or waiver shall also require the written consent of such adversely affected holder or, if multiple holders are so adversely affected, all such holders, and (ii) no waiver of the rights provided in Section 2.4 of this Agreement as to any Investor may be given without the consent of such Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.
     4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

     4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     4.10 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
     4.11 Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any other prior agreements between the parties hereto with respect to the subject matter hereof, including the Original Agreement, which shall have no further force or effect. No party shall be liable or bound to any other in any manner by any representations, warranties, covenant and agreements except as specifically set forth herein.
{Remainder of Page Intentionally Left Blank – Signature Pages Immediately Follow}

     IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY

ORION ENERGY SYSTEMS, INC.

By:

Name:
Title:

Address:
Signature Page to Orion Energy Systems, Inc.
Amended and Restated Investors’ Rights Agreement

INVESTORS:

CLEAN TECHNOLOGY FUND II, LP
By:	Expansion Capital Partners II, LP,
its General Partner

By:	Expansion Capital Partners II — General
Partner, LLC, its General Partner

By:

Name: Bernardo H. Llovera
Title: Managing Member

Address: 90 Park Avenue, Suite 1700
New York, NY 10016

GE CAPITAL EQUITY INVESTMENTS, INC.

By:

Name:
Title:

Address:

CAPVEST VENTURE FUND, LP

By:

By:

Name:
Title:

Address:
Signature Page to Orion Energy Systems, Inc.
Amended and Restated Investors’ Rights Agreement

TECHNOLOGY TRANSFORMATION VENTURE FUND, LP

By:

By:

Name:
Title:

Address:
Signature Page to Orion Energy Systems, Inc.
Amended and Restated Investors’ Rights Agreement

Exhibit A
Senior Management Employees and Director Employees
Neal Verfuerth
Mike Potts
Dan Waibel
Pat Verfuerth
Rick Olsen
John Scribante
Danny Czaja
Eric von Estorff
Erik Birkerts

Schedule 2.5
Neal Verfuerth
Mike Potts
Dan Waibel
Pat Verfuerth
Rick Olsen
John Scribante
Danny Czaja
Eric von Estorff
Erik Birkerts

EXHIBIT C
AMENDED AND RESTATED FIRST OFFER AND CO-SALE AGREEMENT
     This AMENDED AND RESTATED FIRST OFFER AND CO-SALE AGREEMENT (the “Agreement”) is made as of the 3rd day of August, 2007, by and among Orion Energy Systems, Inc., a Wisconsin corporation (the “Company”), the officers and directors of the Company listed on Schedule A hereto (the “Shareholders”), Clean Technology Fund II, LP (“CTF”), CapVest Venture Fund, LP “(CapVest”), Technology Transformation Venture Fund, LP (“TTVF’) and GE Capital Equity Investments, Inc. (“GE”). CTF, CapVest and TTVF are collectively referred to herein as the “Series C Investors” and the Series C Investors and GE are collectively referred to herein as the “Investors.” The Investors, together with any transferee of (i) the Series C Senior Convertible Preferred Stock (the “Series C Preferred Stock”); (ii) the Convertible Subordinated Promissory Notes (the “Notes”) issued pursuant to that certain Strategic Alliance and Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”); or (iii) common stock issuable upon the conversion of either of the Series C Preferred Stock or the Notes that is subject to the terms of this Agreement, are also herein referred to as “Investors.” This Agreement shall supersede a certain First Offer and Co-Sale Agreement, dated as of July 31, 2006 and the Joinder thereto dated as of September 28, 2006 (collectively, the “Original Agreement”), and such Original Agreement shall be terminated and all rights and obligations pursuant thereto shall be of no further force and effect as of the date hereof.
WITNESSETH:
     WHEREAS, the Company and the Investors are parties to the Note Purchase Agreement pursuant to which the Investors are purchasing the Notes;
     WHEREAS, the Company and the Shareholders wish to enter into this Agreement to provide inducement to the Investors to purchase the Notes;
     WHEREAS, the Company, the Shareholders and the Series C Investors entered into the Original Agreement in connection with the purchase and sale of Series C Preferred Stock, pursuant to Stock Purchase Agreements dated as of July 31, 2006 and September 28, 2006 (collectively, the “Series C Purchase Agreement”); and
     WHEREAS, under Section 10 of the Original Agreement, the Original Agreement may be amended by the written consent of the Company and the holders of a majority of the Company’s Common Stock (assuming full conversion of all shares of Preferred Stock owned by all of the Series C Investors at the conversion rate effective on the date herewith);
     NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Definitions.
     For purposes of this Agreement, the following terms have the meanings specified below:

          (a) Common Stock. “Common Stock” means the Common Stock of the Company.
          (b) Delivery. “Delivery” has the meaning set forth in Section 6 below.
          (c) Equity Securities. “Equity Securities” means any securities now or hereafter owned or held by a Holder (or a transferee in accordance with Section 2.3 herein), or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing.
          (d) Holders. “Holders” means each of the Investors and Shareholders or persons who have acquired Equity Securities from any Investor or Shareholder or the transferees or assignees of an Investor or Shareholder in accordance with the provisions of Section 2.3 or Section 3 of this Agreement.
          (e) Independent Director. “Independent Director” has the same meaning as set forth in the Company’s Amended and Restated Articles of Incorporation dated as of July 31, 2006.
          (f) Preferred Stock. “Preferred Stock” means the Preferred Stock of the Company.
          (g) QIPO. “QIPO” means the closing of the sale of shares of Common Stock at a price to the public, on or before August 3, 2009, of at least $11.23 per share, and after such date, of at least $13.47 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $30,000,000 of net proceeds to the Company after deduction of underwriters’ commissions and expenses payable by the Company.
          (h) Transfer. “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.
     2. Agreements Among the Parties.
     2.1 Investors’ Rights of First Offer.
          (a) If at any time a Shareholder desires to make a Transfer or series of related Transfers of Equity Securities (and thereby become an “Offering Holder”), then unless such Transfer is excluded under Section 2.3, the Offering Holder shall promptly give the Company and each Investor written notice thereof (the “Offer Notice”). The Offer Notice shall include a description and the amount of the Equity Securities that the Holder desires to Transfer (for the

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purposes of this Section 2.1, the “Offered Shares”). If any Investors so elect within ten (10) days following receipt of such notice (each, an “Electing Investor”), the Electing Investors shall have the right, on an exclusive basis, for a period of forty-five (45) days after receipt of such notice to negotiate with the Offering Holder with respect to a definitive agreement for the sale and purchase of the Offered Shares. The Offering Holder and the Electing Investors shall negotiate in good faith the terms and conditions of any such agreement.
          (b) Unless the Electing Investors agree otherwise, in the event that the Offering Holder and the Electing Investors agree to final terms and conditions for the Transfer of the Offered Shares, each Electing Investor shall be entitled to purchase all of its respective pro rata share of the Offered Shares pursuant to such Transfer. Each Electing Investor’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, the numerator of which shall be the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock or the Notes) owned by such Electing Investor and denominator of which shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock or the Notes) held by all Electing Investors.
          (c) In the event any Electing Investor elects not to purchase all of its pro rata share of the Offered Shares available pursuant to its option under Section 2.1(b), each Electing Investor that has elected to purchase all of its respective pro rata share of the Offered Shares (each, a “Fully Participating Investor”) shall be entitled to purchase its respective pro rata share of all unsubscribed shares (including any shares that are unsubscribed due to any other Fully Participating Investor not exercising its option to purchase unsubscribed shares). For purposes of this Section 2.1(c), the numerator shall be the same as that used in Section 2.1(b) above and the denominator shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock or the Notes) owned by all Fully Participating Investors. Each Electing Investor shall be entitled to apportion Offered Shares to be purchased among its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund), provided that such Electing Investor notifies the Offering Holder of such allocation.
          (d) To the extent that none of the Investors exercise their right to negotiate with the Offering Holder or the Electing Investors and the Offering Holder do not reach an agreement for the sale and purchase of the Offered Shares within the time periods specified in Section 2.1(a), the Offering Holder shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares to a third-party transferee(s), on terms and conditions no less favorable to the Offering Holder than the terms proposed by any of the Electing Investors pursuant to Section 2.1(a) hereof (if applicable). In the event the Offering Holder does not sell the Offered Shares within the ninety (90) day period from the expiration of these rights, the Investors’ first offer rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Offering Holder until such rights lapse in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Investors under this Section 2.1 to offer to purchase Equity Securities from the Offering Holder shall not adversely affect their rights to make subsequent purchases from the Offering Holder of Equity Securities or subsequently participate in sales of Equity Securities by a Selling Shareholder pursuant to Section 2.2 hereof. Any definitive agreement for the sale and purchase of the Offered Shares to a

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third-party transferee(s) shall be subject to the Investors’ right of co-sale pursuant to Section 2.2 hereof.
     2.2 Rights of Co-Sale.
          (a) In the event the Investors fail to exercise their rights under Section 2.1 or do not reach an agreement for the purchase and sale of the Offered Shares within the time periods specified in Section 2.1(a), and if at any time thereafter a Shareholder proposes to Transfer Equity Securities (and thereby become a “Selling Holder”), the Selling Holder shall promptly give the Company and each Investor written notice of the Selling Holder’s intention to make the Transfer (for purposes of this Section 2.2, the “Transfer Notice”). The Transfer Notice shall include (i) a description of the Equity Securities to be transferred (for purposes of this Section 2.2, the “Offered Shares”), (ii) the name(s) and address(es) of the prospective transferee(s), (iii) the consideration, and (iv) the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Holder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. In the event that the Transfer is being made pursuant to the provisions of Section 2.3, the Transfer Notice shall state under which specific subsection the Transfer is being made.
          (b) Each Investor that notifies the Company and the Selling Holder in writing within five (5) days after Delivery of a Transfer Notice referred to in Section 2.2(a) that it wishes to exercise its rights of co-sale (a “Co-selling Investor”) shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice. Such Co-selling Investor’s notice to the Company and the Selling Holder shall indicate the maximum number of shares of capital stock of the Company that the Co-selling Investor wishes to sell under his, her or its right to participate. To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Equity Securities that the Selling Holder may sell in the Transfer shall be correspondingly reduced.
          (c) Each Co-selling Investor may sell all or any part of that number of shares of capital stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Equity Securities covered by the Transfer Notice by (ii) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock or the Notes) owned by the Co-selling Investor on the date of the Transfer Notice and the denominator of which is the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock or the Notes) owned by the Selling Shareholder and all of the Co-selling Investors on the date of the Transfer Notice.

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          (d) Each Co-selling Investor shall effect its participation in the sale by promptly delivering to the Selling Holder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer to the purchaser, which represent:
               (i) if the Offered Shares are shares of Series C Preferred Stock, the number of shares of Series C Preferred Stock of the Company that such Co-selling Investor elects to sell, or that number of shares of Common Stock equal to the as converted to Common Stock equivalent of that number of Offered Shares that the Selling Holder (together with any other Co-selling Investors) would be permitted to sell if the Co-selling Investor were not participating in the sale;
               (ii) if the Offered Shares are shares of Preferred Stock other than shares of Series C Preferred Stock, that number of shares of Series C Preferred Stock or Common Stock equal to the as converted to Common Stock equivalent of that number of Offered Shares that the Selling Holder (together with any other Co-selling Investors) would be permitted to sell if the Co-selling Investor were not participating in the sale;
               (iii) if the Offered Shares are shares of Common Stock, that number of shares of Common Stock, or such number of Equity Securities that are at such time convertible into the number of shares of Common Stock, that such Co-selling Investor elects to sell;
provided, however, that if the prospective third-party purchaser objects to the delivery of shares of capital stock of the Company in lieu of Common Stock, or the Co-Selling Investor desires to deliver Common Stock issuable upon the conversion of a Note, such Co-selling Investor shall convert such shares of capital stock of the Company or such Note into Common Stock and deliver Common Stock as provided in this Section 2.2. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.
          (e) The stock certificate or certificates that the Co-selling Investor delivers to the Selling Shareholder pursuant to Section 2.2(d) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the prospective purchaser shall concurrently therewith remit to such Co-selling Investor that portion of the sale proceeds to which such Co-selling Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-selling Investor exercising its rights of co-sale hereunder, the Selling Holder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Holder shall purchase such shares or other securities from such Co-selling Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice. In the event that a Co-selling Investor elects to participate in a sale of Equity Securities pursuant to this Section 2.2, and notwithstanding such election any Selling Holder fails to comply with such election, such Selling Holder agrees to purchase the Equity Securities held by such Co-selling Investor in accordance with this Agreement provided such Co-selling Investor has otherwise complied with the provisions of this Section 2.2.

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          (f) To the extent that the Investors have not exercised their right to participate in the sale of the Offered Shares within the time periods specified in Section 2.2(b), the Selling Holder shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice, to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Shares free and clear of subsequent rights of first offer and co-sale under this Agreement. In the event the Selling Holder does not consummate the sale or disposition of the Offered Shares within the ninety (90) day period from the expiration of these rights, the Investors’ first offer and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Holder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Investors under this Section 2.2 to participate in sales of Equity Securities by the Selling Holder shall not adversely affect their rights to make subsequent offers to purchase from the Selling Holder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Shareholder.
     2.3 Limitations to Rights of First Offer and Co-Sale.
          (a) Notwithstanding the provisions of Section 2.1 and Section 2.2 of this Agreement, the first offer and co-sale rights of the Investors shall not apply (i) in the case of a company, corporation or a partnership, to the Transfer of Equity Securities to any members, shareholders or partners thereof (each, an “Indirect Shareholder” of the Company) or to any entity controlled by, controlling or under common control with the transferor; (ii) to the Transfer of Equity Securities to any spouse or member of a Holder’s Immediate Family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Holder’s or Indirect Shareholder’s spouse or members of the Holder’s immediate family, or to a trust for the Indirect Shareholder’s own self, or a charitable remainder trust; or (iii) to a QIPO; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (i) or (ii), (I) the Holder shall inform the Investors and the Company in writing of such Transfer prior to effecting it, and (II) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Holder under this Agreement with respect to the transferred Equity Securities. Except with respect to the Equity Securities transferred under clause (iii) above (which Equity Securities shall no longer be subject to the first offer or co-sale rights of the of the Investors), such transferred Equity Securities shall remain “Equity Securities” hereunder, and such pledgee, transferee or donee shall be treated as the “Holder” for purposes of this Agreement. For purposes of this Section 2.3(a), “Holder’s Immediate Family” shall include any spouse, father, mother, sibling or lineal descendant of Holder, Holder’s spouse or an Indirect Shareholder.
          (b) Notwithstanding the provisions of Section 2.1 of this Agreement, the rights of first offer of the Investors shall not apply to Transfers of Equity Securities of one or more individual Shareholders until the aggregate amount of such sales after the date hereof shall equal $1,000,000; provided, however, that the purchase of Equity Securities by the Company in connection with the termination of a Shareholder’s employment with the Company shall not be a Transfer included in the $1,000,000 threshold.

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          (c) Notwithstanding the provisions of Section 2.2 of this Agreement, a majority in interest of the Common Stock issuable upon the conversion of the Series C Preferred Stock and a majority in interest of the Common Stock issuable upon the conversion of the Notes held by the Investors may waive in writing the co-sale rights with respect to a given Transfer. Moreover, the co-sale rights of the Investors shall not apply to (i) any Transfers of Equity Securities of one or more individual Shareholders until the aggregate amount of such Transfers after the date hereof shall equal $1,000,000, exclusive of any Transfers of Equity Securities within any fiscal year by individual Shareholders of up to twenty percent (20%) of the Equity Securities (including for such purpose any Equity Securities which are the subject of options or other rights to purchase) held by such Shareholder on the date hereof until such $1,000,000 limitation is achieved; and (ii) the purchase of Equity Securities by the Company in connection with the termination of a Shareholder’s employment with the Company. Notwithstanding the foregoing, however, any proposed Transfer by Neal R. Verfeurth that would result in him owning less than sixty percent (60%) of the number of shares of the Company’s Common Stock that he owned on the date hereof (excluding unexercised options), whether or not the $1,000,000 threshold has been achieved, shall be subject to the Investors’ rights of co-sale set forth in Section 2.2.
     2.4 Right of Stock Transfer. The parties hereto agree that no Holder shall Transfer Equity Securities to any competitor of the Company. If at any time a Holder proposes to Transfer Equity Securities, it shall notify the Company of the identity of such transferee no later than ten (10) business days prior to entering into a definitive agreement with respect to such Transfer. If a majority of the Independent Directors reasonably determines within such ten (10) business day period that the proposed transferee is a competitor of the Company and that such Transfer would not be in the best interest of the Company, the Board shall immediately notify the Holder of such determination and the Holder shall be prohibited from transferring any Equity Securities to such proposed transferee; provided, however, that the Board’s consent to Transfer by an Investor shall not be unreasonably withheld.
     Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement or in violation of applicable law shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.
     3. Assignments and Transfers; No Third-Party Beneficiaries. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Investors hereunder are only assignable (a) to any other Investor; (b) to a partner, member or affiliate of such Investor (including affiliated venture capital funds of which such Investor is a partner or member); or (c) to an assignee or transferee who acquires (i) all of the Equity Securities held by a particular Investor, (ii) at least two hundred fifty thousand (250,000) shares of the Series C Preferred Stock (or shares of Common Stock into which such Series C Preferred Stock has been converted) purchased pursuant to the Series C Purchase Agreement (subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) from such Investor, or (iii) an interest in a Note convertible into at least two hundred fifty thousand (250,000) shares of Common Stock into which the Notes may have been converted or a portion of a Note convertible into at least two hundred fifty thousand (250,000) shares of Common Stock, purchased pursuant to the Note

7

(subject to adjustment for stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company) from such Investor.
     4. Legend. Each existing or replacement certificate for shares now owned or hereafter acquired by the Holders shall bear the following legend upon its face:
“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN FIRST OFFER AND CO-SALE AGREEMENT BY AND BETWEEN THE SHAREHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”
     5. Effect of Change in Company’s Capital Structure. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which a Holder is entitled by reason of such Holder’s ownership of Equity Securities shall be immediately subject to the rights and obligations set forth in this Agreement with the same force and effect as the stock subject to such rights immediately before such event.
     6. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The occurrence of the events set forth in subsections (i) through (iv) above shall constitute “Delivery” of notice. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6).
     7. Further Instruments and Actions. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each such party agrees to cooperate affirmatively with each other party, and to the extent reasonably requested by any such party, to enforce rights and obligations pursuant hereto.
     8. Term. This Agreement shall terminate and be of no further force or effect upon (a) the consummation of the Company’s sale of its Common Stock or other securities pursuant to an initial public offering under the Securities Act of 1933, or (b) the consummation of a Deemed Liquidation Event, as such term is defined in the Company’s Amended and Restated Articles of Incorporation. This Agreement shall terminate with respect to any Shareholder upon the termination of such Shareholder as an officer or director of the Company.

8

     9. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors holding at least a majority of the shares of Common Stock and a majority of the shares of Common Stock issuable upon conversion of the Notes (assuming full conversion at the then effective conversion rate of all shares of Preferred Stock or Notes owned by all of the Investors) held by all Investors. Notwithstanding the foregoing, in the event that such amendment or waiver adversely affects the obligations or rights of a Shareholder under this Agreement, such amendment or waiver shall also require the written consent of such adversely affected Shareholder or, if multiple Shareholders are so adversely affected, the holders of a majority in interest of such adversely affected Shareholders. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon all Holders and their respective successors and assigns.
     10. Governing Law. This Agreement shall be interpreted under the laws of the State of Wisconsin without reference to Wisconsin conflicts of law provisions.
     11. Severability. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     12. Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     14. Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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     15. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersede any other prior agreements between the parties hereto with respect to the subject matter hereof, including the Original Agreement, which shall have no further force or effect. No party shall be liable or bound to any other in any manner by any representations, warranties, covenant and agreements except as specifically set forth herein.
{Remainder of Page Intentionally Left Blank – Signature Pages Immediately Follow}

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     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated First Offer and Co-sale Agreement as of the date first written above.

COMPANY

ORION ENERGY SYSTEMS, INC.

By:

Name:
Title:

Address:

Signature Page to Orion Energy Systems, Inc.
Amended and Restated First Offer and Co-Sale Agreement

INVESTORS:

CLEAN TECHNOLOGY FUND II, LP
By:	Expansion Capital Partners II, LP, its General Partner

By:	Expansion Capital Partners II — General Partner, LLC, its General Partner
By:

	Name:	Bernardo H. Llovera
	Title:	Managing Member

	Address:	90 Park Avenue, Suite 1700
New York, NY 10016

GE CAPITAL EQUITY INVESTMENTS, INC.

By:

Name:
Title:

Address:

CAPVEST VENTURE FUND, LP

By:

By:

Name:
Title:

Address:

Signature Page to Orion Energy Systems, Inc.
Amended and Restated First Offer and Co-Sale Agreement

TECHNOLOGY TRANSFORMATION VENTURE FUND, LP

By:

By:

Name:

Title:

Address:

Signature Page to Orion Energy Systems, Inc.
Amended and Restated First Offer and Co-Sale Agreement

SHAREHOLDERS:

Neal Verfuerth

Address:

Michael Potts

Address:

Patricia Verfuerth

Address:

Daniel Waibel

Address:

John Scribante

Address:

[Signatures continued on next page]
Signature Page to Orion Energy Systems, Inc.
Amended and Restated First Offer and Co-Sale Agreement

Erik G. Birkerts

Address:

Rick Olsen

Address:

Daniel Czaja

Address:

Eric von Estorff

Address:

Patrick Trotter

Address:

[Signatures continued on next page]
Signature Page to Orion Energy Systems, Inc.
Amended and Restated First Offer and Co-Sale Agreement

Eckhart Grohmann

Address:

Jim Kackley

Address:

Thomas A. Quadracci

Address:

Diana Propper de Callejon

Address:

Ronald Ernst

Address:

[Signatures continued on next page]
Signature Page to Orion Energy Systems, Inc.
Amended and Restated First Offer and Co-Sale Agreement

Stephen Heins

Address:

Signature Page to Orion Energy Systems, Inc.
Amended and Restated First Offer and Co-Sale Agreement

Schedule A
Shareholders

Officers

President and CEO	Neal Verfuerth
Executive Vice President	Michael Potts
Vice President, Operations	Patricia Verfuerth
CFO and Treasurer	Daniel Waibel
Senior Vice President, Business Development	John Scribante
Vice President, Strategic Initiatives	Erik G. Birkerts
Vice President, Technical Services	Rick Olsen
Vice President, National Accounts	Daniel Czaja
Vice President, General Counsel and Corporate Secretary	Eric von Estorff
Vice President, Manufacturing and Engineering	Ronald Ernst
Vice President, Communications	Stephen Heins

Directors

Neal Verfuerth
Michael Potts
Patrick Trotter
Eckhart Grohmann
Jim Kackley
Thomas A. Quadracci
Diana Propper de Callejon

EXHIBIT D
EMPLOYEE
PROPRIETARY INFORMATION
AND INTELLECTUAL PROPERTY AGREEMENT

(name of employee)

(address)

          In consideration of my employment by Orion Energy Systems, Ltd. (the “Company”), the compensation received by me from the Company from time to time, and the grant of an incentive stock option made by the Company to me, the receipt and sufficiency of which is hereby acknowledged, the Company and I agree as follows:
     1. I understand that the Company possesses and will possess Proprietary Information which is important to its or its affiliates’ or clients’ business. For purposes of this Agreement, “Proprietary Information” is all information, whether or not made verbally or in writing or other tangible or intangible form, that was or will be developed, created, or discovered by or on behalf of the Company or its affiliates or clients, or which became or will become known by, or was or is conveyed to the Company or its affiliates or clients, which has value in the Company’s or its affiliates’ or clients’ business, or is considered, deemed or treated as confidential by the Company, its affiliates or clients or is otherwise not generally known. “Proprietary Information” includes, but is not limited to, the proprietary integrated sales management system developed and maintained by the Company providing various sales methodology, technology, financial and marketing solutions including customer relationship management, financial management, product and service information; information concerning the Company’s business, products, and affairs which may be or has been developed or belongs to or is otherwise possessed by the Company; product and engineering specifications; proprietary tooling information; performance analyses of the Company’s products; inventions and ideas; research and development; current and planned manufacturing or distribution methods and processes; customer lists; current and anticipated customer requirements; market studies; business plans; financial information; and other business and strategic information; trade secrets, ideas, methodologies, skills, knowledge, computer programs, computer codes, databases, database criteria, user profiles, algorithms, modules, scripts, features and modes of operation, designs, technology, ideas, know-how, processes, data, techniques, internal documentation, improvements, inventions (whether patentable or not), works of authorship, technical, business, financial, client, marketing, and product development plans, forecasts, the salaries and terms of compensation of other employees, client and supplier lists, contacts at or knowledge of clients or prospective clients of the Company or its affiliates, and other information concerning the Company’s or its affiliates’ or clients’ actual or anticipated products or services, business, research or development, or any information which is received in confidence by or for the Company from any other person. Proprietary Information shall not include publicly available information (in substantially the
Dec 2006

same form in which it is publicly available) unless such information is publicly available by reason of unauthorized disclosure.
     2. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information. I agree to take all measures necessary to safeguard and protect the Proprietary Information of the Company, its affiliates and clients. I agree to keep in strict confidence, and not to directly or indirectly, at any time during or for up to two years after my employment with the Company ends, disclose, furnish, disseminate, make available, or, except solely in the course of performing my duties of employment with the Company, during my employment, use any Proprietary Information. I understand and agree that the Proprietary Information could be used or disseminated anywhere in the United States and Canada, and if so used or disseminated without Company permission could seriously harm the Company. Accordingly, I agree that the scope of this provision is as to the entire United States and Canada. I understand that this Agreement relates to Proprietary Information and does not prohibit me from being employed with any other employer, although such a prohibition may be contained in a separate noncompetition agreement that I may enter into with the Company.
     3. During my employment at the Company, I may be exposed to trade secrets of the Company, its affiliates or clients. Nothing in this Agreement diminishes or limits any protection granted by law to trade secrets or relieves me of any duty not to disclose, use, or misappropriate any information that is a trade secret for as long as such information remains a trade secret.
          4. I understand that the Company possesses or will possess “Company Materials” which are important to its or its affiliates’ or clients’ business. For purposes of this Agreement, “Company Materials” are documents, apparatus, equipment and any other property of the Company, or any reproduction of such property or other media or tangible items that contain or embody Proprietary Information or any other information or material concerning the business, operations or plans of the Company or its affiliates or clients, whether such documents have been prepared by me or by others. “Company Materials” include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, trademarks, service marks, logos, trade dress, domain names, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents and materials whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like.
          a. All Proprietary Information, Company Materials, and all title, rights, interests, patents, patent rights, copyrights, trademark and service mark rights and all goodwill associated therewith, trade secret rights, and other intellectual property and rights anywhere in the world of any kind (collectively “Rights”) in connection with such Proprietary Information and Company Materials shall be the sole and exclusive property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information or Company Materials.
     b. I agree that during my employment by the Company, I will not deliver any Company Materials to any person or entity except as I am required to do in connection with
Dec 2006
2

performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or during my employment if so requested by the Company, I will return all Company Materials, excepting only (i) my personal copies of records relating to my compensation; and (ii) my copy of this Agreement. I shall also provide any information, such as passwords or codes, necessary to allow the Company to fully utilize its property.
          c. I will promptly disclose in writing to my immediate supervisor, with a copy to the President or Chief Executive Officer of the Company, or to any persons designated by the Company, all Company Developments. “Company Developments” shall include, without limitation, all Developments made, conceived, reduced to practice, suggested or developed by me, either alone or jointly with others, during the term of my employment and during the one year period thereafter, whether or not during usual business hours and whether or not on the premises of the Company or its affiliates that (i) result in any way from the performance of my duties or obligations for the Company or its affiliates, (ii) relate in any way to the past, present or anticipated products, services or business of the Company or its affiliates, or (iii) were made, conceived, reduced to practice, suggested or developed in any way using or otherwise relying on any Company Materials, Proprietary Information or Rights of the Company or any of its affiliates. “Developments” shall include, without limitation, any work of authorship, discovery, improvement, invention, design, graphic, trademark, service mark, trade dress, logo, domain name, source, HTML and other code, trade secret, technology, algorithms, computer program, audio, video or other files or content, idea, design, process, technique, know-how, data, and all other Company Materials, information, work product and written disclosures thereof, whether or not patentable or copyrightable.
          d. I agree that all Company Developments shall be the sole and exclusive property of the Company. Unless the Company decides otherwise, the Company shall be the sole and exclusive owner of all Rights in connection therewith. All copyright-protected Company Developments are and at all times shall remain “work made for hire”. I hereby assign to the Company any and all of my Rights to any Company Developments, absolutely and forever, throughout the world and for the full term of each and every such Right, including renewal or extension of any such term.
          e. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company’s expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or any assignments required hereunder in any and all countries and otherwise effectuating the purposes of this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings or efforts to register, apply for, or otherwise obtain, prosecute or maintain Rights relating to Proprietary Information, Company Materials or Company Developments. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact to act for and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.
          f. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as
Dec 2006
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“moral rights” (collectively “Moral Rights”). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.
          g. I have attached hereto a complete list of all existing Developments to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Developments at the time of signing this Agreement.
          h. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company. I also understand that I am prohibited from using or disclosing, in the course of my employment with the Company, any proprietary information, trade secrets, or tangible property of any other person or company, including prior employers, without the express authority to do so.
          i. I represent that any and all Developments that I may create under this Agreement will be original and shall not defame the Company, its other employees, officers, directors, consultants or agents or any third party or constitute a violation of the rights of privacy of the Company’s other employees or any rights of any third party.
     5. In addition to any other remedies provided by law, if I breach this Agreement, the Company shall be entitled to injunctive relief against me. In the event that the Company is required to hire an attorney to enforce this Agreement or to defend against any claim because I have not performed or fulfilled any of my obligations under this Agreement, the Company shall be entitled to recover reasonable attorneys’ fees and other expenses in enforcing the obligation or defending against the claim.
     6. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause, subject to the provisions of any written employment agreement between the Company and me.
     7. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.
     8. I agree that my obligations under paragraphs 1, 2, 3, 4 and 5 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.
Dec 2006
4

     9. I agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. The exclusion of any provision from this Agreement shall not affect any other provision of this Agreement.
     10. This Agreement shall be effective as of the date I commenced employment with the Company and this Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.
     11. This Agreement constitutes the full and complete understanding and agreement of the Company and me with respect to the subject matter hereof, and supersedes all prior understandings and agreements as to the subject matter hereof.
     12. This Agreement can only be modified by a subsequent written agreement executed by the President or Chief Executive Officer of the Company.
I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY.

Dated: , 200

Signature

Name of
Employee:

(please print name)
Accepted and Agreed to:
Orion Energy Systems, Ltd.

Signature:

Name:

Title:

Dec 2006
5

ATTACHMENT A
Orion Energy Systems, Ltd.
1204 Pilgrim Road
Plymouth, WI 53073
Ladies and Gentlemen:
                         1. The following is a complete list of Developments relevant to the subject matter of my employment by Orion Energy Systems, Ltd. (the “Company”) that have been made, conceived, first reduced to practice or suggested by me alone or jointly with others prior to my employment by the Company that I desire to clarify are not subject to the Company’s Employee Proprietary Information and Intellectual Property Agreement.

No Developments

See below:

Additional sheets attached

                         2. I propose to bring to my employment the following materials and documents of a former employer:

No materials or documents

See below:

Signature:

Name of
Employee:
(please print name)

EXHIBIT E

FORM OF FOLEY & LARDNER OPINION

     1. The Company is a corporation duly incorporated, validly existing and in active status under the laws of the State of Wisconsin and has the corporate power and authority to execute and deliver the Transaction Documents and to consummate the transactions contemplated thereby.
     2. The Company has duly authorized, executed and delivered the Transaction Documents and each of the Transaction Documents constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     3. The Company’s authorized capital stock, immediately prior to the Closing, consists of the following: (a) 80,000,000 shares of Common Stock, of which 12,086,237 shares are issued and outstanding; (b) 20,000,000 shares of Cumulative Preferred Stock, of which (i) 500,000 shares are designated Series A Convertible 12% Cumulative Preferred Stock (the “Series A Preferred Stock”), of which none are issued or outstanding, (ii) 4,000,000 shares are designated Series B Preferred Stock (the “Series B Preferred Stock”), of which 2,989,830 are issued and outstanding, and (iii) 2,000,000 shares are designated Series C Preferred Stock, 1,818,182 of which are issued and outstanding. Each outstanding share of Common Stock, Series B Preferred Stock and Series C Preferred Stock has been validly issued and is fully paid and non-assessable except to the extent provided in Section 180.0622 of the Wisconsin Statutes. To our knowledge, there are no outstanding options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than (1) 217,268 shares of Common Stock reserved for issuance under the Equity Incentive Plan, (2) 794,390 shares of Common Stock reserved for issuance upon the exercise of warrants, (3) 2,989,830 shares of Common Stock reserved for issuance upon the conversion of the Series B Preferred Stock, (4) 1,818,182 shares of Common Stock reserved for issuance upon the conversion of the Series C Preferred Stock, (5) 2,360,802 shares of Common Stock reserved for issuance pursuant to the Agreement (subject to adjustment in accordance with the terms thereof), (6) the preemptive rights of the Investors under the Amended and Restated Investors’ Rights Agreement, and (7) the preemptive rights of the Investors under the Amended and Restated First Offer and Co-Sale Agreement.
     4. The Notes have been duly authorized and, upon issuance and delivery of the shares of Common Stock reserved for issuance in accordance with the terms of the Notes, such shares of Common Stock will be validly issued, fully paid and nonassessable.
     5. No consent, approval, authorization or other action by or filing with any governmental agency or instrumentality of the State of Wisconsin, the State of New York or the United States of America is required on the part of the Company for the execution and delivery of the Transaction Documents or the consummation of the transactions contemplated thereby in accordance with the terms thereof, except those already obtained or made or those required under Federal and state securities laws to be made after the Closing.
     6. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby in accordance with the terms thereof do not (i) violate any Wisconsin, New York or Federal statute, law, rule or regulation known to us to which the Company is subject, (ii) breach the provisions of the Restated Articles or the Bylaws of the Company, (iii) to our knowledge, breach the provisions of, or constitute a default under, any of the agreements or instruments listed on the Schedule of Exceptions to the Agreement, except where consent to such execution and delivery and such consummation is required pursuant to the terms of such agreements or instruments, which consents, to our knowledge, have been obtained, or (iv) violate or contravene any order, writ, judgment, decree, determination or award that specifically names the Company.
     7. Based in part upon and assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3 of the Agreement, it is not necessary in connection with the issuance and sale of the Notes pursuant to the Agreement to register the Notes under the Securities Act.

EXHIBIT F
August 1, 2007
CONFIDENTIAL
Orion Energy Systems, Inc.
1204 Pilgrim Road
Plymouth, WI 53073
Thomas Weisel Partners LLC
Canaccord Adams Inc.
Pacific Growth Equities, LLC
      As Representatives of the Underwriters named in the Underwriting Agreement
c/o Thomas Weisel Partners LLC
      Two International Place, 26th Flr
      Boston, MA 02110
Dear Sirs:
          As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common stock (the “Securities”) of Orion Energy Systems, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Thomas Weisel Partners LLC (“TWP”). In addition, the undersigned agrees that, without the prior written consent of TWP, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities; provided, however that it is understood and agreed that this agreement will not apply to the request to register, the registration or sale of any Securities that the undersigned registers or sells to the underwriters in the initial public offering of the Company’s common stock.
          Any Securities received upon exercise of options granted to the undersigned or warrants held by the undersigned or upon an automatic conversion of preferred stock held by the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in any issuer directed share program established in connection with the offering of the Securities will not be subject to this Agreement. A transfer of Securities to a

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family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).
     The initial Lock-Up Period will commence on the date on which the Company files an initial registration statement on Form S-1 with the Securities and Exchange Commission in connection with the offering of the Securities (the “Commencement Date”) and will continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become, directly or indirectly, parties. If (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, unless TWP waives, in writing, such extension.
     The undersigned acknowledges and agrees that written notice of any extension of the Lock-Up Period will be delivered by TWP to the Company (in accordance with Section 11 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the Commencement Date to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.
     This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 3l, 2008. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,

PRINT NAME:

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August 2, 2007
CONFIDENTIAL
Orion Energy Systems, Inc.
1204 Pilgrim Road
Plymouth, WI 53073
Thomas Weisel Partners LLC
Canaccord Adams Inc.
Pacific Growth Equities, LLC
      As Representatives of the Underwriters named in the Underwriting Agreement
c/o Thomas Weisel Partners LLC
      Two International Place, 26th Flr
      Boston, MA 02110
Dear Sirs:
          As an inducement to the Underwriters to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in the establishment of a public market for the common stock (the “Securities”) of Orion Energy Systems, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified below (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Thomas Weisel Partners LLC (“TWP”). In addition, the undersigned agrees that, without the prior written consent of TWP, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.
          Any Securities received upon exercise of options granted to the undersigned or warrants held by the undersigned or upon an automatic conversion of preferred stock held by the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market or in any issuer directed share program established in connection with the offering or the Securities will not be subject to this Agreement. A transfer of Securities to may be made a subsidiary, parent or other corporate affiliate of the undersigned, to a family member or to a trust, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any

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party (donor, donee, transferor or transferee) under the Securities Exchange Act of l934, as amended, shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).
          The initial Lock-Up Period will commence on the date on which the Company files an initial registration statement on Form S-1 with the Securities and Exchange Commission in connection with the offering of the Securities (the “Commencement Date”) and will continue and include the date 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement, to which you are or expect to become, directly or indirectly, parties. If (l) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, unless TWP waives, in writing, such extension.
          The undersigned acknowledges and agrees that written notice of any extension of the Lock-Up Period will be delivered by TWP to the Company (in accordance with Section 11 of the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the Commencement Date to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
          In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.
          This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before March 31, 2008. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Very truly yours,

PRINT NAME:

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